UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
 ☐  Preliminary Proxy Statement
 ☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒  Definitive Proxy Statement
 ☐  Definitive Additional Materials
 ☐  Soliciting Material under §240.14a-12

CENTRAL PACIFIC FINANCIAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒  No fee required.
 ☐  Fee paid previously with preliminary materials.
 ☐  Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CENTRAL PACIFIC FINANCIAL CORP.
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500
APRIL 30, 2026 ANNUAL MEETING
YOUR VOTE IS IMPORTANT
March 6, 2026
Dear Fellow Shareholder:
On behalf of your Board of Directors, we cordially invite you to attend the 2026 Annual Meeting of Shareholders of Central Pacific Financial Corp. The Annual Meeting will be held on Thursday, April 30, 2026, at 11:00 a.m., Hawaii time. This year’s Annual Meeting will be held virtually. You can attend online at www.virtualshareholdermeeting.com/CPF2026, where you will be able to vote and submit questions electronically during the Annual Meeting. You may vote before the Annual Meeting at www.proxyvote.com. Specific Instructions for accessing the Annual Meeting are provided on the notice, proxy card or voting instruction form you received (and please have this notice, proxy card or voting instruction form available when you visit the website) and in the “Attending the Meeting” section of the Proxy Statement.
This year, we will again be using the “Notice and Access” method of providing proxy materials to shareholders via the Internet. We believe that this process provides shareholders with a convenient and quick way to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. We will mail to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our Annual Report on Form 10-K and vote electronically via the Internet. This notice will also contain instructions on how to receive a paper copy of the proxy materials. All shareholders who do not receive a notice will receive a paper copy of the proxy materials by mail or an electronic copy of the proxy materials by email.
The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe proposals to be acted upon at the Annual Meeting. Please give these materials your prompt attention. Then, we ask that you vote by Internet, telephone or by mail, as set forth in the voting instructions or proxy card that are included with these materials, to ensure that your shares are represented and voted at the meeting. Shareholders who attend the meeting may withdraw their proxy and vote at the meeting if they wish to do so. Your vote is important, so please act at your earliest convenience.
We appreciate your continued interest in Central Pacific Financial Corp.
Sincerely,

Arnold D. Martines Chairman, President and Chief Executive Officer

CENTRAL PACIFIC FINANCIAL CORP.
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 30, 2026
TO THE SHAREHOLDERS OF CENTRAL PACIFIC FINANCIAL CORP.:
NOTICE IS HEREBY GIVEN that, pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Shareholders (the “Meeting”) of Central Pacific Financial Corp. (the “Company”) will be held virtually on Thursday, April 30, 2026, at 11:00 a.m., Hawaii time. The Meeting will be a completely virtual meeting of shareholders, to be conducted via live audio webcast. You will be able to attend the Meeting, vote at the Meeting, and submit your questions during the Meeting by attending virtually at
www.virtualshareholdermeeting.com/CPF2026.
The Meeting is being held for the purpose of considering and voting upon the following proposals:

1.
Election of Directors.
To elect up to 10 persons to the Board of Directors for a term of one year and to serve until their successors are elected and qualified, as more fully described in the accompanying Proxy Statement.

2.	Executive Compensation. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (“Say-on-Pay”).
3.
Ratification of Appointment of Independent Registered Public Accounting Firm.
To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

4.	Other Business. To transact such other business as may properly come before the Meeting and at any and all adjournments or postponements thereof.

Only those shareholders of record at the close of business on February 25, 2026 shall be entitled to notice of and to vote at the Meeting or any postponement or adjournment thereof.
Dated: March 6, 2026
By Order of the Board of Directors,

Glenn K.C. Ching
Executive Vice President, Chief Legal Officer
Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL SHAREHOLDERS’ MEETING TO BE HELD ON APRIL 30, 2026
Our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are accessible, free of charge, at https://www.cpb.bank/2026proxy and https://www.proxyvote.com.
YOUR VOTE IS IMPORTANT. SHAREHOLDERS ARE URGED TO VOTE AND CAN DO SO BY INTERNET, TELEPHONE OR BY MAIL, AS SET FORTH IN THE VOTING INSTRUCTIONS OR PROXY CARD THAT ARE INCLUDED WITH THESE MATERIALS. SHAREHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE AT THE MEETING IF THEY WISH TO DO SO.
Note About Forward-Looking Statements
This proxy statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this proxy statement and relate to, among other things, our business, prospects, executive compensation program, governance goals and commitments. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “design,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in the “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our latest Form 10-K and other periodic reports we file with the U.S. Securities and Exchange Commission (“SEC”). Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as required by law.
This Proxy Statement includes several website addresses and references to additional materials found on those websites. These websites and materials are not incorporated by reference herein.

CENTRAL PACIFIC FINANCIAL CORP.
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS APRIL 30, 2026
INTRODUCTION
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Central Pacific Financial Corp. (the “Company”) for use at the 2026 Annual Meeting of Shareholders (the “Meeting”) of the Company to be held virtually at www.virtualshareholdermeeting.com/CPF2026 on Thursday, April 30, 2026, at 11:00 a.m., Hawaii time, and at any and all adjournments or postponements thereof. The Notice of Internet Availability of Proxy Materials, this Proxy Statement and accompanying form of proxy or voting instruction card, are first being made available to shareholders on or about March 6, 2026.
Proposals to be Considered
The proposals to be considered and voted upon at the Meeting will be:
(1)
Election of Directors. To elect up to 10 persons to the Board of Directors for a term of one year and to serve until their successors are elected and qualified, as more fully described in this Proxy Statement.
(2)
Executive Compensation. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (“Say-On-Pay”).
(3)
Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
(4)
Other Business. To transact such other business as may properly come before the Meeting and at any and all adjournments or postponements thereof.
Record Date, Outstanding Securities and Voting Rights
The Board fixed the close of business on February 25, 2026 as the record date (the “Record Date”) for the determination of the shareholders of the Company entitled to notice of and to vote at the Meeting. Only holders of record of shares of the Company’s Common Stock (“Common Stock”) at the close of business on the Record Date will be entitled to vote at the Meeting and at any adjournment or postponement of the Meeting. There were 26,436,625 shares of the Company’s Common Stock, no par value, issued and outstanding on the Record Date, held by approximately 2,616 holders of record. There are no other classes of shares of the Company’s capital stock outstanding.
Each holder of Common Stock is entitled to one vote, virtually in person or by proxy, for each share of Common Stock standing in the holder’s name on the books of the Company as of the Record Date on any matter submitted to the vote of the shareholders.
Quorum
The required quorum for the transaction of business at the Meeting is a majority of the total outstanding shares of Common Stock entitled to vote at the Meeting, either present virtually in person or represented by proxy. Abstentions and broker non-votes will be included in determining the number of shares present at the Meeting for the purpose of determining the presence of a quorum.
Broker Authority to Vote
Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange (“NYSE”), a member broker who holds shares in street name for customers has the authority to vote on certain “routine” proposals if the NYSE member broker has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. NYSE member brokers will not be permitted to vote on proposal numbers 1 or 2 unless they receive instructions from their customers. NYSE rules permit member brokers that do not receive instructions from their customers, to vote on proposal number 3 as discussed above in their discretion.

PROXY STATEMENT
Vote Required to Approve the Proposals
The following chart sets forth the required vote to approve each proposal to be considered and voted upon at the Meeting, and the effect of “Withhold” votes, abstentions, and broker non-votes.

Proposal	Required Vote	Effect of “Withhold” Votes, Abstentions, Broker Non-Votes
Proposal 1—Election of Directors	Affirmative vote of a plurality of the shares of Common Stock present virtually in person or by proxy and entitled to vote.	“Withhold” votes will have the effect of a vote AGAINST the election of directors. Broker non-votes will have no effect on the voting for the election of directors.
Proposal 2—Proposal relating to an advisory (non-binding) vote on executive compensation (“Say-On-Pay”)	Affirmative vote of a majority of the shares of Common Stock represented and voting on the matter.	Abstentions and broker non-votes will have no effect in calculating the votes on this matter.
Proposal 3—Ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.	Affirmative vote of a majority of the shares of Common Stock represented and voting on the matter.	Abstentions and broker non-votes will have no effect in calculating the votes on this matter.

Additional information regarding each of these proposals is provided in the section titled “DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS” (for Proposals 1 through 3 above).
The following is the Board’s recommendation with respect to each of the proposals to be considered and voted upon at the Meeting:

Proposal	Issue	FOR
Proposal 1	The Board recommends a vote “FOR” the election of all nominees as directors.
Proposal 2	The Board recommends a vote “FOR” the compensation of the Company’s named executive officers.
Proposal 3	The Board recommends a vote “FOR” ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

It is not anticipated that any matters will be presented at the Meeting other than as set forth in the accompanying Notice of the Meeting and this Proxy Statement. If any other matters are presented properly at the Meeting, however, the proxy will be voted by the proxy holders in accordance with the recommendations of the Board or, if no recommendation is given, in their own discretion.

2	2026 Proxy Statement

PROXY STATEMENT
Voting
You may vote by Internet, telephone or by mail, as set forth in the voting instructions or proxy card that is provided to you.
Voting by Internet or Telephone. Voting by Internet or telephone is fast and convenient and your vote is immediately confirmed and tabulated. The Internet and telephone voting procedures are designed to authenticate votes cast by use of a personal identification number which is provided with your voting instructions. These procedures allow shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If you vote by Internet or telephone, you do not have to mail in a proxy card, but your vote must be received by the voting deadline set forth in your voting instructions.
Voting by Mail. If you wish to vote by mail, you may request a paper copy of these materials which will include a proxy card. If you vote by proxy card, be sure to complete, sign, date and mail your proxy card in the accompanying postage-prepaid envelope by the voting deadline set forth on the proxy card.
If your shares are held by a bank, broker or other nominee, please follow the instructions provided with your proxy materials to determine if Internet or telephone voting is available. If your bank or broker does make Internet or telephone voting available, please follow the voting instructions provided by your bank or broker.
If you vote by Internet or by telephone, you should not also return a proxy card.
Revocability of Proxies
Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised by filing with the Corporate Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. A proxy may also be revoked by attending the Meeting and voting virtually in person at the Meeting, or by following the instructions at www.virtualshareholdermeeting.com/CPF2026. Subject to such revocation, all shares represented by a properly executed proxy received in time for the Meeting will be voted by the proxy holders in accordance with the instructions on the proxy. If your shares are held in street name, you should follow the instructions of your broker, bank or nominee regarding the revocation of proxies.
Solicitation of Proxies
This solicitation of proxies is made on behalf of the Board and the Company will bear the costs of the preparation of proxy materials and the solicitation of proxies for the Meeting. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company or its subsidiary, Central Pacific Bank (the “Bank”), may solicit proxies personally, by telephone, electronically or by other means of communication. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to beneficial owners. The Company has retained D.F. King & Co., Inc. to assist it in connection with the solicitation of proxies for a fee of approximately $10,000, plus reimbursement of expenses.

3

PROXY STATEMENT
Attending the Meeting
This year’s Meeting will be held virtually, and the Board of Directors and certain members of Company management may log in to the Meeting from remote locations.

How to Participate in the Meeting
Visit www.virtualshareholdermeeting.com/CPF2026. Enter the 16-digit control number included on your Notice Regarding the Availability of Proxy Materials, proxy card, or voting instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 10:45 a.m. Hawaii time on April 30, 2026. The meeting will begin promptly at 11:00 a.m. Hawaii time.

How to Get Help with Technical Difficulties	If you encounter any difficulties accessing the Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Meeting log-in page.
How to Ask Questions at the Meeting
Shareholders will be able to submit questions during the Meeting by logging into www.virtualshareholdermeeting.com/CPF2026, typing a question into the “Ask a Question” field, and clicking “Submit.”

The Company will answer shareholder-submitted questions pertinent to the proposals to be considered and voted upon at the Meeting, and appropriate general questions from shareholders regarding the Company.

The Company will try to answer as many shareholder-submitted questions as time permits that comply with the Meeting rules of conduct posted on the virtual Meeting website. If there are proper questions that comply with the Meeting rules of conduct posted on the virtual Meeting website that cannot be answered during the Meeting due to time constraints, a Company representative will at a subsequent time reach out to those shareholders whose proper questions were not addressed at the Meeting to respond to their questions.

Additional Questions	Email Company’s Investor Relations team at investor@cpb.bank.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 30, 2026.
The Company’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available free of charge at https://www.cpb.bank/2026proxy and at https://www.proxyvote.com.
In addition, the Company will provide without charge, upon the written request of any shareholder, a copy of the Company’s Annual Report on Form 10-K including the financial statements and the financial statement schedules, required to be filed with the United States Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2025. Requests should be directed to Central Pacific Financial Corp., Attn: Investor Relations, P.O. Box 3590, Honolulu, Hawaii 96811 or to https://www.proxyvote.com. The Annual Report on Form 10-K includes a list of exhibits filed with the SEC, but the Annual Report on Form 10-K that we have posted or delivered to you does not include the exhibits. If you wish to receive copies of the exhibits, we will send them to you. Expenses for copying and mailing will be your responsibility. Please call the Corporate Secretary at (808) 544-0500 or write to the address above. The SEC also maintains an Internet site at https://www.sec.gov that contains information and exhibits we file with the SEC.
The Company will also deliver promptly upon written or oral request a separate copy of the Company’s Annual Report on Form 10-K and the Company’s Proxy Statement, to any shareholder who shares an address with other shareholders and where only one set of materials were sent to that address to be shared by all shareholders at that address.
We are furnishing materials to our shareholders primarily via the Internet instead of mailing printed copies of those materials to our shareholders. By doing so, we save costs and reduce the environmental impact of the Meeting. On March 6, 2026, the Company mailed a Notice of Internet Availability of Proxy Materials (“Notice”) to shareholders. The Notice contains instructions about how to access our proxy materials and vote online or by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

4	2026 Proxy Statement

PROXY STATEMENT
Principal Shareholders
Based on filings made under Section 13(d) and Section 13(g) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of the Record Date, the following were the only persons known to management of the Company to beneficially own more than five percent of the Company’s outstanding Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1) 50 Hudson Yards New York, New York 10001	3,878,510	14.46%
HoldCo Asset Management LP(2) 515 E. Las Olas Blvd., Suite 1010 Fort Lauderdale, FL 33301	2,427,576	9.2%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	2,054,333	7.66%

(1)
Pursuant to Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 23, 2024, wherein BlackRock, Inc. reported sole voting power as to 3,897,791 shares of Company Common Stock, shared voting power as to 0 shares of Company Common Stock, sole dispositive power as to 3,958,769 shares of Company Common Stock, and shared dispositive power as to 0 shares of Company Common Stock.

(2)
Pursuant to Schedule 13D/A filed by HoldCo Asset Management, LP and other reporting persons with the SEC on January 29, 2026, wherein HoldCo Asset Management, LP, reported: (a) VM GP VII LLC having sole voting power as to 0 shares of Company Common Stock, shared voting power as to 67,596 shares of Company Common Stock, sole dispositive power as to 0 shares of Company Common Stock, and shared dispositive power as to 0 shares of Company Common Stock; (b) HoldCo Opportunities Fund V, L.P. having sole voting power as to 0 shares of Company Common Stock, shared voting power as to 2,359,980 shares of Company Stock, sole dispositive power as to 0 shares of Company Common Stock, and shared dispositive power as to 2,359,980 shares of Company Common Stock; (c) VM GP X LLC having sole voting power as to 0 shares of Company Common Stock, shared voting power as to 2,359,980 shares of Company Common Stock, sole dispositive power as to 0 shares of Company Common Stock, and shared dispositive power as to 2,359,980 shares of Company Common Stock; (d) HoldCo Asset Management LP having sole voting power as to 0 shares of Company Common Stock, shared voting power as to 2,359,980 shares of Company Common Stock, sole dispositive power as to 0 shares of Company Common Stock, and shared dispositive power as to 2,359,980 shares of Company Common Stock; (e) VM GP II LLC having sole voting power as to 0 shares of Company Common Stock, shared voting power as to 2,359,980 shares of Company Common Stock, sole dispositive power as to 0 shares of Company Common Stock, and shared dispositive power as to 2,359,980 shares of Company Common Stock; (f) Zaitzeff Michael having sole voting power as to 0 shares of Company Common Stock, shared voting power as to 2,427,576 shares of Company Common Stock, sole dispositive power as to 0 shares of Company Common Stock, and shared dispositive power as to 2,427,576 shares of Company Common Stock; and (f) Vikaran Ghei having sole voting power as to 0 shares of Company Common Stock, shared voting power as to 2,427,576 shares of Company Common Stock, sole dispositive power as to 0 shares of Company Common Stock, and shared dispositive power as to 2,427,576 shares of Company Common Stock.

(3)
Pursuant to Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024, wherein The Vanguard Group reported sole voting power as to 0 shares of Company Common Stock, shared voting power as to 16,250 shares of Company Common Stock, sole dispositive power as to 2,031,681 shares of Company Common Stock, and shared dispositive power as to 40,708 shares of Company Common Stock.

5

PROXY STATEMENT
Security Ownership of Directors, Nominees and Executive Officers
The following table sets forth certain information regarding beneficial ownership of Common Stock by each of the current directors, nominees, and the Named Executive Officers (as defined under “COMPENSATION DISCUSSION AND ANALYSIS”), as well as all directors and executive officers as a group, as of the close of business on the Record Date. Information pertaining to our Chief Executive Officer (“CEO”) is included with information relating to our current Directors. Unless otherwise noted, the address of each person is c/o Central Pacific Financial Corp., 220 South King Street, Honolulu, Hawaii 96813.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Current Directors and Nominees
Earl E. Fry	77,726(3)	*
Jason R. Fujimoto	10,335(4)	*
Jonathan B. Kindred	13,950(5)	*
Paul J. Kosasa	72,765(6)	*
Christopher T. Lutes	21,604(7)	*
Arnold D. Martines	71,209(8)	*
Robert K.W.H. Nobriga	6,277(9)	*
Saedene K. Ota	33,075(10)	*
Diane S.L. Paloma	2,790(11)	*
Crystal K. Rose	64,012(12)	*
Named Executive Officers
Kisan Jo(13)	10,144(14)	*
Dayna N. Matsumoto	11,815(15)	*
Ralph M. Mesick	1,149(16)	*
David S. Morimoto	67,784(17)	*
All Directors and Current Executive Officers as a Group (13 persons)(18)	454,492	1.7%

*	Less than one percent.
(1)
Except as otherwise noted below, each person has sole voting and investment power with respect to the shares listed. The numbers shown include the shares actually owned as of the Record Date and, in accordance with Rule 13d-3 under the Exchange Act, any shares of Common Stock that the person has the right or will have the right to acquire within 60 days of February 25, 2026.

(2)
In computing the percentage of shares beneficially owned by each person or group of persons named above, any shares which the person (or group) has a right to acquire within 60 days after February 25, 2026 are deemed outstanding for the purpose of computing the percentage of Common Stock beneficially owned by that person (or group) but are not deemed outstanding for the purpose of computing the percentage of shares beneficially owned by any other person.

(3)
50,000 shares of Common Stock are held in the Fry Family Trust of which Mr. Fry and his wife are co-trustees and they share voting and investment power. 5,198 shares of Common Stock are directly held by Mr. Fry. In addition to the shares reported in the table, Mr. Fry’s unfunded book account under the Company’s Directors’ Deferred Compensation Plan is credited with a hypothetical investment in 22,528 shares of Common Stock; Mr. Fry has no ownership rights to any such shares.

(4)	10,335 shares of Common Stock are directly held by Mr. Fujimoto.
(5)	13,950 shares of Common Stock are directly held by Mr. Kindred.
(6)	71,842 shares of Common Stock are directly held by Mr. Kosasa. 923 shares of Common Stock are held jointly by Mr. Kosasa and his wife and they share voting and investment powers.
(7)	21,604 shares are held jointly by Mr. Lutes and his wife.
(8)
51,664 shares of Common Stock are held jointly by Mr. Martines and his wife, and they share voting and investment powers. 14,037 shares of Common Stock are held under Mr. Martines’ account under the Central Pacific Bank 401(k) Retirement Savings Plan. 5,508 shares of Common Stock are held under Mr. Martines’ wife’s account under the Central Pacific Bank 401(k) Retirement Savings Plan.

(9)	6,277 shares of Common Stock are directly held by Mr. Nobriga.
(10)
1,659 shares of Common Stock are directly held by Ms. Ota. In addition to the shares reported in the table, Ms. Ota’s unfunded book account under the Company’s Directors’ Deferred Compensation Plan is credited with a hypothetical investment in 31,416 shares of Common Stock; Ms. Ota has no ownership rights to any such shares.

6	2026 Proxy Statement

PROXY STATEMENT
(11)	2,790 shares of Common Stock are directly held by Dr. Paloma.
(12)
27,175 shares of Common Stock are directly held by Ms. Rose. 64 shares of Common Stock are held jointly by Ms. Rose and her husband and they share voting and investment powers. 230 shares of Common Stock are held by Ms. Rose as trustee of her pension plan. In addition to the shares reported in the table, Ms. Rose’s unfunded book account under the Company’s Directors’ Deferred Compensation Plan is credited with a hypothetical investment in 36,543 shares of Common Stock; Ms. Rose has no ownership rights to any such shares.

(13)	Mr. Jo ceased serving as an executive officer of the Company for SEC reporting purposes effective on September 1, 2025, as part of realignment of Company executive officers.
(14)	10,144 shares of Common Stock are directly held by Mr. Jo.
(15)
6,902 shares of Common Stock are directly held by Ms. Matsumoto. 4,913 shares of Common Stock are held by Ms. Matsumoto and her husband in their family trust of which Ms. Matsumoto and her husband are co-trustees and share voting and investment powers.

(16)	1,149 shares of Common Stock are directly held by Mr. Mesick.
(17)
64,594 shares of Common Stock are directly held by Mr. Morimoto. 2,830 shares of Common Stock are held jointly by Mr. Morimoto and his wife and they share voting and investment powers. 360 shares of Common Stock are held under Mr. Morimoto’s account under the Central Pacific Bank 401(k) Retirement Savings Plan.

(18)	The total stock number does not include stocks owned by Mr. Jo, as he is not a current executive officer of the Company.
Delinquent Section 16(a) Reports
The Company’s directors, executive officers and the beneficial holders of more than 10% of the Common Stock are required to file certain reports with the SEC regarding the amount of and changes in their beneficial ownership of the Company’s Common Stock. Based on its review of copies of those reports, the Company is required to disclose known failures to file required forms, or failures to timely file required reports during the previous year. To the best knowledge of the Company, there were no failures to file or timely file such required reports during year 2025 by any person who was at any time during year 2025 a director, officer, beneficial owner of more than 10% of the Common Stock, or any other persons subject to Section 16 of the Exchange Act with respect to the Company, other than a late Form 4 filing by former executive officer Diane Murakami in June 2025 relating to one transaction (vesting of shares under the 2023 Stock Compensation Plan), and a late Form 4 filing by Director Paul Kosasa in August 2025 relating to one transaction (a stock sale).

7

DIRECTOR BACKGROUND AND EXPERIENCE
ELECTION OF DIRECTORS
Our Board has presently set the number of directors that will constitute our Board and to be effective as of the Meeting, at 10 and we are thus pleased to propose 10 director nominees for election this year. We believe that our director nominees, individually and collectively as a group, possess the requisite experience, qualifications, skills, and mix of institutional knowledge and fresh perspectives necessary to maintain an effective Board to serve the best interests of our Company and our shareholders. All nominees are incumbent directors and are deemed “independent” except for Arnold D. Martines, who is the current Chairman, President and CEO of the Company. Our incumbent directors who are our nominees for election this year are Earl E. Fry, Jason R. Fujimoto, Jonathan B. Kindred, Paul J. Kosasa, Christopher T. Lutes, Arnold D. Martines, Robert K.W.H. Nobriga, Saedene K. Ota, Diane S.L. Paloma, and Crystal K. Rose. All of our directors serve one-year terms and until their respective successors are elected, subject to the earlier of their death, resignation, retirement, disqualification or removal from office. All of our directors’ current terms expire at the Meeting.
All nominees have indicated their willingness to serve and unless otherwise instructed, proxies will be voted for all of the nominees. However, in the event that any of them should be unable to serve, the proxy holders named on the proxy cards will vote in their discretion for such persons as the Board may recommend.
The election of directors requires a plurality of the votes cast “FOR” the election of the directors by the shares entitled to vote in the election at a meeting at which a quorum is present. Accordingly, the 10 directorships to be filled at the Meeting will be filled by the 10 nominees receiving the highest number of “FOR” votes. There is no cumulative voting in the election of directors.

Proposal 1. ELECTION OF DIRECTORS
Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL 10 NOMINEES.

8	2026 Proxy Statement

DIRECTOR BACKGROUND AND EXPERIENCE
BOARD NOMINEES OVERVIEW

Director Nominee Name and Principal Occupation	Age	Director Since	Independent	Committees				
				Audit	Compensation	Governance	Risk	Trust*
Earl E. Fry Retired Executive Vice President and Chief Financial Officer, Informatica Corporation	67	2005	✓	👤 🖩			👤 C	
Jason R. Fujimoto President and Chief Executive Officer, Hawaii Planing Mill, Ltd.	45	2023	✓	👤 🖩	👤			
Jonathan B. Kindred Retired President and CEO, Morgan Stanley Japan Holdings Co., Ltd.	65	2021	✓	👤 C 🖩				
Paul J. Kosasa President and Chief Executive Officer, ABC Stores	68	2002	✓			👤		👤
Christopher T. Lutes Chief Strategy Officer, Elevate Credit, Inc.	58	2018	✓			👤 C	👤	
Arnold D. Martines Chairman, President and Chief Executive Officer, the Company and the Bank	61	2023 Ⓒ					👤	
Robert K.W.H. Nobriga President and Chief Executive Officer, Tradewind Group, Inc	52	2024 Ⓛ	✓		👤	👤		
Saedene K. Ota President, Sae Design, Inc.	57	2015	✓		👤 C			👤
Diane S.L. Paloma President and Chief Executive Officer, Hawaii Dental Service	52	2025	✓					👤 C
Crystal K. Rose Partner, Lung Rose Voss & Wagnild	68	2005	✓				👤

Board Nominees Highlights
Director Independence. Of the 10 currently serving directors and director nominees of the Company, nine (90%) are “independent” pursuant to NYSE director independence requirements and our Company’s Standards Regarding Director Independence, with the only director who is not independent being our Company’s CEO. There are no family relationships among directors or executive officers of the Company. Since our CEO serves as our Board Chair, our Board has a Lead Independent Director to ensure independent Board leadership. In addition, all Chairs and members of our Board Committees (Audit Committee, Compensation Committee, Governance Committee, Board Risk Committee) are independent with the exception of our CEO who serves as a member of our Board Risk Committee. Having our CEO serve as Board Chair enables maximum efficiency and effectiveness respecting communication, direction, alignment, execution, and achievement by our Company’s management and Board of the Company’s strategic objectives. Please see “Director Relationships” below respecting transactions, relationships and arrangements considered by our Board in its determination of our director’s independence, including with respect to service on our Board’s Committees.
Director Knowledge, Experience, Diversity. Of our 10 directors, seven directors (70%) have CEO experience, four directors (40%) have CFO experience, and various of our directors collectively bring knowledge and experience from having served as directors and executives of public companies and in various industries valuable to our Board, such as banking, financial services, technology, real estate, and legal. Of our 10 directors, eight reside in our Hawaii market and on the largest islands which comprise our Hawaii market and population - two reside on Maui Island, one resides on Hawaii Island, five reside on Oahu Island, with the remaining two residing on

9

DIRECTOR BACKGROUND AND EXPERIENCE
the Continental U.S. As a community bank serving all the people and main islands of Hawaii, we believe it is vital that our Board have experienced and proven businesspeople who reflect and represent all of Hawaii. Our Board further represents the composition of Hawaii’s highly diverse and mixed population, and is thus diverse, racially, ethnically, culturally and gender (30% female).
Active Board Refreshment. Over the more recent years, we have refreshed our Board. Since 2021, three independent directors who served longer than fifteen years departed our Board and four new independent directors joined our Board. And, in 2025 we also reduced the size of our Board from 12 directors to 10 directors, through the departure of two directors who were former chief executives of our Company. Due to our director retirement policy, we expect retirements of our three longest serving directors at our 2028 annual meeting (two directors) and 2029 annual meeting (one director).
No Overboarding. None of our directors and director nominees currently serve on any other public company boards, with the exception of Earl E. Fry who is a retired public company executive and serves on one other public company board (Backblaze, Inc.). As of the date hereof and for the past five years, no directorships are held by any director or director nominee with a company with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, except for Director Earl E. Fry, who is a director of Backblaze Inc. (NASDAQ ticker “BLZE”), and was a director of Hawaiian Holdings, Inc. (former NASDAQ ticker “HA”) from 2016 to 2024, up until its merger with and into Alaska Air Group, Inc.; and Director Crystal K. Rose, who was a director of Hawaiian Holdings, Inc. (former NASDAQ ticker “HA”) from 2006 to 2024, up until its merger with and into Alaska Air Group, Inc..
Board and Board Committees Meeting Attendance. During the fiscal year ended December 31, 2025, the Board held a total of eight regular meetings. For 2025, each of our Company’s incumbent directors attended at least 75% of the total number of the aggregate of the Board meetings and meetings of Board Committees on which such director served.
Annual Meeting Attendance. The Company expects directors to attend all meetings of the Company’s shareholders. Of the 12 directors then serving as of the date of the Company’s 2025 annual meeting of shareholders, 10 directors attended such meeting.

10	2026 Proxy Statement

DIRECTOR BACKGROUND AND EXPERIENCE
DIRECTORS’ INFORMATION
The biographies below describe the business experience (including principal occupation for the past five years), directorships, and qualifications of each of our director nominees. All directors of the Company are also directors of the Bank. In connection with each nominee’s re-election to the Board, the director nominees will also be re-elected to the board of the Bank.
Director Nominees
EARL E. FRY
DIRECTOR SINCE: 2005 AGE: 67 COMMITTEE(S): • Audit • Risk (Chair)
Mr. Fry is a retired Executive Vice President and Chief Financial Officer of Informatica Corporation (a privately held company that was previously publicly traded on NASDAQ), a company which provides data integration software and services. During his tenure as Chief Financial Officer of Informatica Corporation, Mr. Fry effected, among other things, numerous major capital and financial transactions, including credit lines, equity offerings, convertible rate issuances, stock/bond buyback plans, and technology acquisitions, he established development and support centers in Bangalore, India, Dublin, Ireland, and Tel Aviv, Israel, and he also established Informatica’s enterprise risk management program. In addition to serving as Chief Financial Officer at Informatica Corporation, Mr. Fry also served in many other roles, including Chief Customer Officer, Chief Administrative Officer, head of Operations Strategy, and head of Global Customer Support and Consulting Services. Prior to joining Informatica Corporation, Mr. Fry was Chief Financial Officer of Omnicell, Inc. (a publicly traded company listed on NASDAQ), C-ATS Software Inc., and Weitek Corporation, and he also served at other technology companies in various finance and other capacities. Mr. Fry began his professional career at Ernst & Whinney, CPAs (now known as Ernst & Young), where he held the position of Senior Auditor. Mr. Fry was voted Software Chief Financial Officer of the Year by Institutional Investor in 2010, 2011, 2012, 2013 and 2014. Mr. Fry brings extensive finance, public company, technology, risk management, and auditing knowledge and experience to our Board and Company.

CAREER HIGHLIGHTS:

  •
Director, Backblaze Inc. (8/2021—present) (technology)
  •
Director, Audit Committee Chair, and Executive Committee member, Hawaiian Holdings, Inc. (5/2016—9/2024) (airline)
  •
Director, Xactly Corporation (9/2005—7/2017) (technology)
  •
Interim Chief Financial Officer, Informatica Corporation (9/2015—1/2016) (technology)
  •
Chief Customer Officer and Executive Vice President, Operations Strategy, Informatica Corporation (11/2014—8/2015) (technology)
  •
Chief Financial Officer, Chief Administrative Officer and Executive Vice President of Global Customer Support and Services, Informatica Corporation (2000—10/2014) (technology)
OTHER DIRECTORSHIPS AND POSITIONS:

  •
Backblaze Inc., Board of Directors, Director, Audit, Compensation, and Nominating and Governance Committees, Member
  •
Pacific Asian Center for Entrepreneurship and E-Business, Shidler College of Business, Board of Directors, Director
  •
Japanese Cultural Center of Kona, Board of Governors, Member
  •
Illuminate Ventures, Advisory Council, Member

11

DIRECTOR BACKGROUND AND EXPERIENCE
JASON R. FUJIMOTO
DIRECTOR SINCE: 2023 AGE: 45 COMMITTEE(S): • Audit • Compensation
Mr. Fujimoto is the President and Chief Executive Officer of Hawaii Planing Mill, Ltd. (“HPM”), doing business as HPM Building Supply (a building supply company headquartered on Hawaii Island with operations on all main Hawaii islands and in business for over 100 years), has served in that capacity since 2019, and previously served as HPM’s Chief Operating Officer (2013-2018) and Chief Financial Officer (2010-2012). Mr. Fujimoto has served on the Board of Directors and Audit Committee of HPM since 2009. Mr. Fujimoto brings to our Board and Company his business leadership, financial and audit experience, and experience with Hawaii’s construction industry which is a major economic contributor to our State and which provides needed support to commercial and housing development. Mr. Fujimoto resides on the Island of Hawaii and his firsthand and deep knowledge of Hawaii Island’s unique consumer, business, and community needs is key to our Bank’s understanding and ability to best serve the banking needs of Hawaii Island.

CAREER HIGHLIGHTS:

  •
President and Chief Executive Officer, Hawaii Planing Mill, Ltd. (1/2019—present) (building supplies)
  •  Chief Operating Officer, Hawaii Planing Mill, Ltd. (1/2013—12/2018) (building supplies)

OTHER DIRECTORSHIPS AND POSITIONS:

  •  Holomua Collective, Board of Directors, Director
  •  Hawaii Executive Collaborative, Member
  •  Hawaii Business Roundtable, Member
  •  University of Hawaii at Hilo Chancellor’s Community Advisory Board, Member
  •  U.S. Army Garrison Pohakuloa Training Area Commander’s Advisory Council, Member
  •  Hardware Group Association, Member
  •  DoItBest Eagles Conference, Member
  •  BIG Group, Member

JONATHAN B. KINDRED
DIRECTOR SINCE: 2021 AGE: 65 COMMITTEE(S): • Audit (Chair)
Mr. Kindred has over 36 years of global experience in the financial services industry. During Mr. Kindred’s distinguished career with Morgan Stanley (1983-2019), he served in New York, London, and Tokyo, was President and CEO of Morgan Stanley Japan Holdings Co., Ltd. (2007-2019), and Morgan Stanley MUFG Securities Co., Ltd. (2010-2019), and as a member of Morgan Stanley’s Management Committee. Mr. Kindred also served as the Chairman of the International Bankers Association of Japan (2011-2017) through which he gained significant experience in banking regulations by working closely with financial regulators. Mr. Kindred also previously served as a Director of the U.S.-Japan Business Council, a Director of the Japan Society of New York, and a member of the Tokyo Metropolitan Government’s Advisory Panel on Global Financial City Tokyo. Mr. Kindred brings decades of global experience in financial services and markets, including Japan in which our Bank has customer and business relationships, to our Board and Company. Mr. Kindred resides on the Island of Maui and founded and currently serves as Managing Member of KR Farms LLC, a startup farming operation on Maui and as Managing Member of KR Consulting LLC. As a Maui island resident, Mr. Kindred provides direct insights and perspectives on Maui’s specific issues, which enable our Bank to best focus our services and support for Maui’s population.

CAREER HIGHLIGHTS:

  •  Managing Member and Founder, KR Farms LLC (3/2021—present) (agriculture)
  •  Managing Member, KR Consulting LLC (2/2019—present) (consulting)
  •
President and CEO, Morgan Stanley Japan Holdings Co., Ltd. (10/2007—5/2019) (financial services)
  •
President and CEO, Morgan Stanley MUFG Securities Co., Ltd. (5/2010—5/2019) (financial services)
OTHER DIRECTORSHIPS AND POSITIONS:

  •  Fast Retailing Foundation, Board of Councilors, Member
  •  TY Management Corporation, Board of Directors, Director

12	2026 Proxy Statement

DIRECTOR BACKGROUND AND EXPERIENCE
PAUL J. KOSASA
DIRECTOR SINCE: 2002 AGE: 68 COMMITTEE(S): • Governance BANK COMMITTEE(S): • Trust
Mr. Kosasa has been President and Chief Executive Officer of MNS, Ltd., doing business as ABC Stores, for the past 27 years, and has been with ABC Stores for over 43 years. In his position Mr. Kosasa oversees a Hawaii-based retail convenience store operation with numerous stores located in prime tourist locations and serving tourists throughout the Hawaiian islands, , as well as in other locations outside of Hawaii, such as Guam, Saipan, and Las Vegas, Nevada. As President and Chief Executive Officer of a sizable retail store chain which primarily serves the tourism industry, one of the largest industries in Hawaii, Mr. Kosasa provides our Board and Company with intimate and decades of knowledge and experience with Hawaii’s tourism market and sector, and substantial business leadership experience in all aspects of a business operation, to include business strategy and planning, financial management and budgeting, employee compensation and benefits, labor, marketing, advertising, and real estate.

CAREER HIGHLIGHTS:

  •
President and Chief Executive Officer, MNS, Ltd., doing business as ABC Stores (1999—present) (retail)

OTHER DIRECTORSHIPS AND POSITIONS:

  •  Hawaii Food Industry Association, Advisor
  •  Waikiki Business Improvement District Association, Board of Directors, Chairman
  •  Hawaii Symphony Orchestra, Board of Directors, Chairman
  •  Japanese American National Museum, Board of Trustees, Trustee
  •  Hawaii Community Foundation, Board of Governors, Member
  •  Kuakini Health System, Board of Directors, Director

CHRISTOPHER T. LUTES
DIRECTOR SINCE: 2018 AGE: 58 COMMITTEE(S): • Governance (Chair) • Risk
Mr. Lutes has over 28 years of experience in the financial services industry in executive and chief financial officer capacities. Since August 2021, Mr. Lutes has served as the Chief Strategy Officer of Elevate Credit, Inc., which specializes in tech-enabled online credit solutions. Mr. Lutes was previously the Chief Financial Officer of Elevate Credit, Inc. (2015-2021), and Elevate Credit, Inc.’s predecessor company, Think Finance, Inc. (2007-2014). Prior to joining Elevate Credit, Inc., Mr. Lutes was the Chief Financial Officer for Silicon Valley Bank (1998-2001). Mr. Lutes began his career in public accounting with Coopers & Lybrand. Mr. Lutes brings significant knowledge and experience to our Board and Company in finance and financial services, technology, and banking.

CAREER HIGHLIGHTS:

  •
Chief Strategy Officer, Elevate Credit, Inc. (8/2021—present) (technology/risk management/marketing)
  •
Chief Financial Officer, Elevate Credit, Inc. (1/2015—8/2021) (technology/risk management/marketing)

13

DIRECTOR BACKGROUND AND EXPERIENCE
ARNOLD D. MARTINES
Chairman DIRECTOR SINCE: 2023 AGE: 61 COMMITTEE(S): • Risk
Mr. Martines was appointed President and Chief Executive Officer of the Company and the Bank, effective January 1, 2023, and Chairman of the Company and the Bank effective June 10, 2024. Mr. Martines has over 30 years of banking experience. Mr. Martines started his banking career in 1995 at another Hawaii bank and subsequently took on increasing responsibility in both line and credit management roles for small business, middle market and corporate lending. He joined the Bank in February 2004 and has held various executive leadership positions at the Bank, including President and Chief Operating Officer and Chief Banking Officer, and, accordingly, brings extensive executive and banking experience to our Board.

CAREER HIGHLIGHTS:

  •  Chairman, President and Chief Executive Officer, the Company and the Bank (6/2024—present)
  •  President and Chief Executive Officer, the Company and the Bank (1/2023—6/2024)
  •
President and Chief Operating Officer, the Company and the Bank (1/2022—12/2022)
  •
Executive Vice President and Chief Banking Officer, the Company and the Bank (6/2020—12/2021)
OTHER DIRECTORSHIPS AND POSITIONS:

  •  Saint Louis School, Board of Trustees, Trustee
  •  Crown Prince Akihito Scholarship Foundation, Board of Trustees, Trustee
  •  Hawaii Catholic Community Foundation, Board of Directors, Director
  •  YMCA of Honolulu, Board of Directors, Chair
  •  Hawaii Community Foundation, Board of Governors, Member

ROBERT K.W.H. NOBRIGA
Lead Independent Director DIRECTOR SINCE: 2024 AGE: 52 COMMITTEE(S): • Compensation • Governance
Mr. Nobriga has over 30 years of experience in financial services in Hawaii. Mr. Nobriga has served as President and Chief Executive Officer of Tradewind Group, Inc. since 2018; Tradewind Group, Inc. is located in Honolulu, Hawaii, and its business includes investments in companies across several industries, such as insurance, real estate, and technology. Mr. Nobriga previously held executive leadership roles in the healthcare and financial services sectors, including serving as Chief Financial Officer of two other Hawaii banks, Chief Financial Officer of The Queen’s Health Systems, and Chief Financial Officer and Operations Officer of the University of Hawaii at Manoa John A. Burns School of Medicine. Mr. Nobriga has significant regulatory experience serving in his various roles as Chief Financial Officer of companies in highly regulated industries such as banking and healthcare. Mr. Nobriga started his career at Coopers & Lybrand (legacy firm of PricewaterhouseCoopers LLP) providing professional services for clients in Hawaii and California. Mr. Nobriga brings significant knowledge and experience respecting finance and financial services, banking, investment, technology, insurance, and healthcare to our Board and Company.

CAREER HIGHLIGHTS:

  •
President and Chief Executive Officer, Tradewind Group, Inc. (2018—present) (insurance/investment)
  •  Chairman, Century Computers, Inc. (2018—present) (technology)
  •  Chairman, Hoike Networks, Inc. (dba Pacxa) (2018—present) (technology/consulting)
  •  Vice Chairman, Island Insurance Company, Limited (2019—present) (insurance)
  •  Chairman, Tradewind Capital, Inc. (2022—present) (investment/asset management)
  •
Vice President and Director, Tradewind Insurance Company, Limited (2019—present) (insurance)
  •
Chairman, Atlas Insurance Agency, Inc. (2020—2025) (insurance)
  •
Vice Chairman, NMF Insurance, Inc. (dba IC International) (2019—2025) (insurance)
OTHER DIRECTORSHIPS AND POSITIONS:

  •
Haleakala Ranch Company, Board of Directors, Director, Audit Committee, Chair, Investment Committee, Member

14	2026 Proxy Statement

DIRECTOR BACKGROUND AND EXPERIENCE
SAEDENE K. OTA
DIRECTOR SINCE: 2015 AGE: 57 COMMITTEE(S): • Compensation (Chair) BANK COMMITTEE(S): • Trust
Ms. Ota is owner, President and Creative Director of Sae Design, Inc., a graphic design and visual marketing agency headquartered on the Island of Maui. In her over 30-year career, Ms. Ota has received numerous design, graphics and marketing rewards and recognition. Ms. Ota resides on the Island of Maui. The Bank has four branches on the Island of Maui and believes it is important to have a director from the Island of Maui, who best understands and can help the Bank connect with residents and businesses on the Island of Maui, and to demonstrate the Bank’s commitment to serving all islands and communities comprising the State of Hawaii. The vast majority of businesses in Hawaii are small and each island has its own unique business markets, needs and communities, and thus having Ms. Ota who is a prominent businessperson and community leader on the Island of Maui, serve on our Board, provides great insight and perspective in how we can best serve small businesses on Maui and throughout the State of Hawaii. In addition, Ms. Ota’s lifetime of experience and success as a small businessperson, and her substantial marketing knowledge and expertise, further add significant value and perspective to our Board and Company.

CAREER HIGHLIGHTS:

  •  President, Sae Design, Inc. (dba Sae Design Group) (2007—present) (design and marketing)
  •  President, Maui Thing LLC (2010—2019) (retail)

OTHER DIRECTORSHIPS AND POSITIONS:

  •  Maui Health Foundation, Board of Directors, Director
  •  Maui Economic Development Board, Board of Directors, Director

DIANE S.L. PALOMA
DIRECTOR SINCE: 2025 AGE: 52 BANK COMMITTEE(S): • Trust (Chair)
Dr. Paloma is the President and Chief Executive Officer of Hawaii Dental Service (“HDS”), a Hawaii nonprofit dental service corporation founded in 1962, and a leader in the State of Hawaii in providing dental plans to employers for their employees. HDS serves nearly one million Hawaii residents and nearly 95% of all licensed practicing dentists in Hawaii participate with HDS. Dr. Paloma has served in her current position with HDS since 2021. Dr. Paloma is also Chair of Hawaii Client Services Corporation, a company that provides third party administration services for retirement and health and welfare benefit plans. Prior to that, Dr. Paloma was the Chief Executive Officer of King Lunalilo Trust and Lunalilo Home (2017-2021). The King Lunalilo Trust provides care for people in need and supports the well-being of elders, with services including long-term care, adult day care, and hot meal delivery to elderly facing food insecurity. Dr. Paloma brings significant business leadership experience, and substantial knowledge about the healthcare industry, which is a major industry in Hawaii impacting and affecting all communities, businesses, and households.

CAREER HIGHLIGHTS:

  •
President and Chief Executive Officer, Hawaii Dental Service (11/2021—present) (dental service)
  •  Chair, Hawaii Client Services Corporation (2021—present) (benefit administration)
  •  Chief Executive Officer, King Lunalilo Trust and Lunalilo Home (8/2017—11/2021) (elder care)

OTHER DIRECTORSHIPS AND POSITIONS:

  •  Hawaii Business Roundtable, Director
  •  University of Hawaii, Board of Regents, Member
  •  Partners in Development Foundation, Board of Directors, Director
  •  Child & Family Service, Board of Directors, Director
  •  Make Lemonade Project, Board of Directors, Vice Chair

15

DIRECTOR BACKGROUND AND EXPERIENCE
CRYSTAL K. ROSE
DIRECTOR SINCE: 2005 AGE: 68 COMMITTEE(S): • Risk
Ms. Rose is one of the founding partners in the Honolulu law firm of Lung Rose Voss & Wagnild and has been actively practicing law in Hawaii for 44 years, specializing in the areas of real estate, trust and commercial litigation, commercial real estate transactions, trusts and estates, and construction law. Ms. Rose brings a wealth of legal and real estate knowledge and experience to our Board and Company, and has for decades been a well-recognized and regarded Hawaii legal, business and community leader whose legal expertise and strategic and business advice and guidance has been highly valued and sought and which our Board and Company have greatly benefited from. Ms. Rose has served in key leadership roles for our Board, including serving as the Company’s Lead Independent Director (2014-2025), and as our Board Chair (2011-2014), .

CAREER HIGHLIGHTS:

  •  Partner, Lung Rose Voss & Wagnild (1989—present) (law)
  •  Member, Rose Consulting LLC (2021—present) (consulting)

OTHER DIRECTORSHIPS AND POSITIONS:

  •  Kamehameha Schools, Board of Trustees, Chair
  •  Bishop Holdings Corporation, Board of Directors, Director
  •  Catholic Charities Hawaii, Board of Advisors, Member
  •  The Nature Conservancy (Hawaii), Ihupani Advisory Council, Member
  •  Gentry Homes, Ltd, Board of Directors, Director

16	2026 Proxy Statement

EXECUTIVE OFFICER BACKGROUND AND EXPERIENCE
Set forth below is information concerning the current executive officers of our Company who are not also directors of our Company. All executive officers of the Company are also executive officers of the Bank.
DAYNA N. MATSUMOTO
EXECUTIVE OFFICER SINCE: 2025 AGE: 44
Ms. Matsumoto was appointed Executive Vice President and Chief Financial Officer of the Company and the Bank on March 1, 2025, overseeing the Bank’s Controller, Treasury, and Financial Planning and Analysis divisions. Ms. Matsumoto has been with the Company and Bank for 19 years, serving in various and increasing financial roles, responsibilities and positions. Ms. Matsumoto previously served the Company and Bank as Group Senior Vice President and Director of Finance and Accounting (2023-2025), as Senior Vice President, Controller (2013-2022), and the Bank’s Treasury Division, eventually serving as Vice President, Asset & Liability Manager of the Division (2006-2012)., Ms. Matsumoto has extensive experience in finance, accounting and banking. She is also a licensed certified public accountant in the State of Hawaii.

CAREER HIGHLIGHTS:

  •
Executive Vice President & Chief Financial Officer, the Company and the Bank (3/2025—present)
  •
Group Senior Vice President, Director of Finance & Accounting, the Company and the Bank(1/2023—3/2025)
  •
Senior Vice President, Controller, the Company and the Bank (2013—12/2022)

OTHER DIRECTORSHIPS AND POSITIONS:

  •  Teach for America-Hawaii, Board of Directors, Director

RALPH M. MESICK
EXECUTIVE OFFICER SINCE: 2024 AGE: 65
Mr. Mesick joined the Company and the Bank in 2024 as the Senior Executive Vice President and Chief Risk Officer. He is responsible for oversight of the Company’s and Bank’s enterprise risk, compliance, credit, technology, and data and operations. He has more than three decades of finance and banking experience at executive levels with two other Hawaii banks in the areas of finance, treasury, risk management, corporate banking, commercial real estate lending, private banking and wealth management. Mr. Mesick is active in the community and is a former Chairman of the Hawaii Housing Finance and Development Corporation, the Hawaii District Council of the Urban Land Institute, and the Hawaii Community Reinvestment Corporation. He is a past Regent of Chaminade University of Honolulu.

CAREER HIGHLIGHTS:

  •
Senior Executive Vice President & Chief Risk Officer, the Company and the Bank (9/2024—present)
  •  Interim Chief Financial Officer, First Hawaiian Inc. and First Hawaiian Bank (1/2022—1/2023)
  •  Vice Chairman, First Hawaiian Inc. and First Hawaiian Bank (2019—2023)
  •  Chief Risk Officer, First Hawaiian Inc. and First Hawaiian Bank (2016—2023)

OTHER DIRECTORSHIPS AND POSITIONS:

  •  HomeAid Hawaii, Board of Directors, Director
  •  Saint Louis School, Board of Trustees, Trustee
  •  Roman Catholic Church in Hawaii, Diocese of Honolulu, Finance Council, Member
  •  St. Francis Healthcare System of Hawaii, Board of Directors, Director

17

EXECUTIVE OFFICER BACKGROUND AND EXPERIENCE
DAVID S. MORIMOTO
EXECUTIVE OFFICER SINCE: 2015 AGE: 58
Mr. Morimoto has served as the Vice Chairman and Chief Operating Officer of the Company and the Bank since March 1, 2025. As the Chief Operating Officer, he oversees the leaders of Commercial Markets, Retail Markets, Wealth Markets, International Markets, Residential Lending, Commercial Real Estate Lending, Digital Strategy & Channel Management, and Corporate Services. He was the Senior Executive Vice President and Chief Financial Officer of the Company and the Bank from January 2022 to February 2025. Mr. Morimoto has more than 33 years of experience in the banking industry and has extensive experience in effectively working with institutional investors, investment bankers, and financial institution regulators. Mr. Morimoto started his career at the Bank in 1991 and has broad experience in asset/liability and investment portfolio management.

CAREER HIGHLIGHTS:

  •
Vice Chairman, Chief Operating Officer, the Company and the Bank (3/2025—present)
  •
Senior Executive Vice President, Chief Financial Officer, the Company and the Bank (1/2022—2/2025)
  •
Executive Vice President, Chief Financial Officer, the Company and the Bank (7/2015—12/2021)

DIRECTORSHIPS AND POSITIONS:

  •  The Institute for Human Services, Inc., Board of Directors, Director
  •  Downtown Athletic Club of Hawaii, Board of Directors, Director and Treasurer
  •  Hawaii Asia Pacific Association Leaders, Board of Directors, Director and Treasurer

18	2026 Proxy Statement

BOARD AND CORPORATE GOVERNANCE
Board Leadership
Our Board has no policy with respect to the separation of the offices of Chair and CEO. It is the Board’s view that rather than having a rigid policy, the Board, with the advice and assistance of its Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, if and when appropriate, whether our Company’s CEO may or should also serve as the Company’s Board Chair. If and when the Board permits the Company’s CEO to serve as Board Chair, the independent directors of the Board will appoint from among themselves, a Lead Independent Director to ensure independent Board leadership. The Lead Independent Director will, among other responsibilities as determined by the Board and its independent directors, preside over all meetings of the independent directors in executive sessions, act as liaison and facilitate communications between the Board and the principal executive officers, and ensure independent Board governance and oversight of management.
Board Committees
Our Board has four standing committees: Audit Committee, Compensation Committee, Governance Committee, and Board Risk Committee. The Governance Committee reviews and makes recommendations to our Board respecting the Committees, to include recommending changes to the Committees’ Chairs and members, responsibilities, and functions, consistent with good governance and in compliance with NYSE rules. Each Committee maintains a Committee Charter setting forth such Committee’s roles and responsibilities, and which is subject to annual review and approval by our Board. Each Committee regularly reports to the Board on their Committee’s activities. Our Corporate Governance Guidelines, which set forth certain standards respecting our Board Committees, and the Committee Charters for our Audit Committee, Compensation Committee, Governance Committee, and Board Risk Committee, all of which are in compliance with NYSE rules requiring corporate governance guidelines and committee charters and specific functions and duties to be described therein, are accessible on our Company’s Investor Relations site at https://ir.cpb.bank/corporate-overview/corporate-governance. Details on each of our Board Committees are set forth further below.
Board & Board Committees’ Meetings
Our Board and Board Committees schedule and hold meetings on a regular basis to ensure proper oversight of our Company. Our Board leadership and Board Committees’ Chairs set agendas for each of their respective meetings, ensure their meetings (including the presenters and materials/content presented at the meetings) cover all appropriate areas and matters consistent with their Committee Charter requirements, and preside over their meetings. The agendas, minutes of each meeting, and materials presented at each meeting, are maintained in our Company’s records. Our Board and any Board Committee may hold special meetings as needed or advisable.
Company Board and Bank Board
Our Company is a one-bank holding company, with our Bank being our Company’s only bank subsidiary. Our Company was formed as our Bank’s holding company to capitalize on the benefits of a bank holding company structure, including potential tax advantages, ability to engage in stock repurchases, potential flexibility with respect to operations, and capital raising. All of the directors on our Company’s Board also serve on the Bank’s Board of Directors. In addition, all of our Company’s directors who serve on our Company’s Audit Committee, Compensation Committee, Governance Committee, and Board Risk Committee also serve on those same board committees at our Bank.
Director Resignation Policy
Our Board “Director Resignation Policy” provides that at any shareholder meeting at which directors are subject to an uncontested election, any nominee for director who receives a greater number of votes “withheld” from their election than votes “for” such election must tender a letter of resignation to our Board for consideration by our Governance Committee. Our Governance Committee shall recommend to our Board the action to be taken with respect to such offer of resignation. Our Board shall act promptly with respect to each such letter of resignation and shall notify the director concerned of its decision. Any director who tenders their resignation pursuant to this provision shall not participate in our Governance Committee or Board action regarding whether to accept their resignation offer.
Director Retirement Policy
Our Board “Corporate Governance Guidelines” provide that a non-employee director must retire from our Board as of the first annual meeting of shareholders that occurs after the director attains the age of 70. As a result, such director will not be renominated for election as a director.
Director Commitment (No Over Boarding) Policy
Our Board “Corporate Governance Guidelines” provide that no director will be permitted to serve on more than two other public company boards in addition to our Board unless such director obtains the approval of our Governance Committee.

19

BOARD AND CORPORATE GOVERNANCE
Board Performance Evaluation
Our Governance Committee leads annual evaluations of the Board, Board Committees, and individual director performance. The evaluation process is designed to review the effectiveness of the Board, each Board Committee, and each director, and to identify opportunities for improvement. The evaluation process includes using a third party to obtain feedback from directors anonymously to ensure the feedback provided is open and candid. The anonymous feedback is then shared with the Board, each Board Committee, and each director, for their respective review and discussion and determination if any changes should be made or actions taken. Our Governance Committee Charter and Corporate Governance Guidelines set forth the requirement for an annual performance review of our Board and Board Committees, and each of our Board Committee Charters (Audit, Compensation, Governance, Board Risk) provides for an annual Committee evaluation, as required by and in compliance with NYSE rules, and all such documents are accessible on our Investor Relations site at https://ir.cpb.bank/corporate-overview/corporate-governance.
Policy Regarding Transactions with Related Persons
Our Company has a Board approved Policy Regarding Transactions with Related Persons which sets forth the process and procedures for the review, approval, ratification and disclosure of any transactions with a related person (“transaction” and “related person” being as defined by Item 404 of SEC Regulation S-K). Loans subject to the lending restrictions set forth in Federal Reserve Board Regulation O are reviewed and approved by our Bank’s Board. All other loans to related persons are reviewed by our Bank’s Management Loan Committee and reported to our Bank’s and Company’s Audit Committee when up for credit approval or renewal; provided that such loans must be on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with non-related persons. All other banking and financial services provided to related persons must also be on substantially the same terms as those prevailing at the time for comparable transactions with non-related persons and are reported annually to the Audit Committee. All other transactions with related persons are reviewed by our Company’s Audit Committee for approval. Each director and executive officer is required to report to our Company transactions with our Company in which they have an interest.
Code of Conduct & Ethics
Our Company is committed to conducting our business in an ethical and honest manner. We maintain a Code of Conduct & Ethics applicable to all Company employees, officers and directors, and in compliance with NYSE rules, and a Code of Conduct & Ethics for Senior Financial Officers applicable to our CEO, Chief Financial Officer, Controller, and Treasurer, collectively “Codes of Conduct” which are accessible on our Investor Relations site at https://ir.cpb.bank/corporate-overview/corporate-governance. Company employees are required to annually review and certify their understanding and compliance with the Codes of Conduct. The Codes provide standards of conduct and ethics in order to preserve, promote and foster the highest ethical conduct among all employees, officers and directors of the Company, and addresses various matters, including but not limited to, conflicts of interest, corporate opportunities, honesty and integrity, securities trading, fair dealing, confidentiality, protection and proper use of Company assets, compliance with laws, rules and regulations, and requires the reporting of any suspected violation of the Code in accordance with the Company’s Complaint Policy which is discussed in more detail below. Within the time period required by the SEC and NYSE, we will post on our website (www.cpb.bank) any amendment to the Codes of Conduct and any waiver applicable to our senior financial officers, as defined by the SEC, and our executive officers or directors.
Complaint Policy
Our Company maintains a Complaint Policy which provides a confidential anonymous process by which any person may submit any complaint or raise any concern regarding the Company, including any complaint or concern regarding accounting, controls, or auditing matters. The Company engages an independent third party service (discussed in the Complaint Policy) to enable any person to submit any complaint or raise any concern anonymously through the third party service by internet or phone. The Complaint Policy and independent third party service directs complaints and concerns to the appropriate Board and/or management personnel to ensure proper handling. Complaints and concerns regarding accounting, controls, and auditing matters are directed to the Audit Committee. Other complaints and concerns may be directed to the Board, the Board’s independent directors, any Board Committee and/or the Board’s Lead Independent Director. Complaints and concerns may also be directed to management, such as the CEO, Human Resources, Internal Audit, Legal, and the Company’s Customer Complaints Program Officer. The Complaint Policy is overseen by our Company’s Audit Committee as required by our Audit Committee Charter, SEC regulations and NYSE rules. Our Complaint Policy and Audit Committee Charter are accessible on our Company’s Investor Relations site at https://ir.cpb.bank/corporate-overview/corporate-governance.

20	2026 Proxy Statement

BOARD AND CORPORATE GOVERNANCE
Company Stock Trading Policy
Our Company maintains a Company Stock Trading Policy which among other matters: prohibits our insiders (e.g. directors, officers, employees) from trading Company stock when in possession of material non-public information about our Company; prohibits our insiders from trading Company stock approximately 45 days before we release our quarterly earnings results; and permits trading Company stock pursuant to trading plans established under and in compliance with Securities Exchange Act Rule 10b5-1. Our Company Stock Trading Policy is accessible on our Company’s Investor Relations site at https://ir.cpb.bank/corporate-overview/corporate-governance.
Shareholder Engagement
We value and appreciate all our shareholders and strive to keep our shareholders informed and to be accessible and maintain open lines of communication. Our management team regularly participates in investor conferences, meets and has calls with our investors/shareholders, provides earnings calls and presentations on a quarterly basis, and maintains coverage by analysts. Our Company further keeps our shareholders informed through our Investor Relations site at https://ir.cpb.bank, which provides information about our stock (e.g. stock price, trading volume, quarterly dividends), and regarding our covering analysts, SEC filings, press releases, credit ratings, annual shareholder meeting materials, and other information which may be helpful to our shareholders. If our shareholders want additional information, they may contact our Investor Relations team through our Investor Relations site. Further, our shareholders can sign up on our Investor Relations site to receive email notifications of Company press releases, events, presentations, and stock information.
Communicating with our Company
Shareholders and other interested parties who wish to communicate with our Company may contact us electronically at investor@cpb.bank or by mail at Investor Relations, Central Pacific Financial Corp., P.O. Box 3590, Honolulu, Hawaii 96811.
Communications with our Board
Shareholders of our Company and others may send written communications directly to our Board, or any Board Committee or director, addressed to: Board of Directors of Central Pacific Financial Corp., 220 South King Street, 22nd Floor, Honolulu, Hawaii 96813. Any such communication may be directed to the attention of the Board of Directors, the Chair of the Board, any Board Committee, any Board Committee Chair, the Lead Independent Director, the non-management directors, or the independent directors. Such communications should include the following: (a) the sender(s) should identify themselves, and if a shareholder, provide reasonably satisfactory proof of their ownership of our Common Stock; (b) the sender(s) should state in reasonable detail and communicate with reasonable clarity and specificity their issue or concern; and (c) the sender(s) should include their contact information (at a minimum, phone number and address). Shareholders and others who wish to communicate anonymously with our Board or any group of our Board should refer to our Company’s Complaint Policy which is accessible on our Company’s Investor Relations site at https://ir.cpb.bank/corporate-overview/corporate-governance. Nothing stated in this paragraph shall override any requirements imposed on any shareholder communications under our Company’s Articles of Incorporation or Bylaws or other governing documents or by any law, rule or regulation.
Director Selection and Nomination Process
Our Board, with the assistance of our Board’s Governance Committee, seeks to select and nominate for shareholder approval, individuals for director positions that are best qualified and suited to meet the needs of the Company and the Board. Our Board and Governance Committee consider an individual’s experience, competencies, attributes, skills, qualities, character, independence, reputation, availability, and other relevant factors, in relation to the Company’s and Board’s needs. In addition, we seek to have directors with specific experience in industries and markets deemed to be important to our Company and to the effectiveness of our Board. Our Governance Committee, with guidance from our Board, leads the director search and selection process for our Board. The Governance Committee will identify, evaluate and recommend to our Board, nominees for director positions. The Board will then vote whether or not to recommend such nominees to our Company’s shareholders for election and may also appoint such nominees as directors as permitted by our Company’s governing documents and law. In identifying potential director nominees, our Governance Committee may search within and outside the State of Hawaii for any potential director candidates, may utilize the services of a professional search firm, and may also use a third-party to conduct a background and other checks. Further information on our Company’s standards respecting director qualifications and process for director nominations is set forth in our Corporate Governance Guidelines and Governance Committee Charter, both of which are accessible on our Company’s Investor Relations site at https://ir.cpb.bank/corporate-overview/corporate-governance.
Shareholder Nominees. In accordance with the policies set forth in the Company’s Corporate Governance Guidelines and the Company’s Bylaws, the Governance Committee will consider properly submitted director nominees for election at the 2027 Annual Meeting of Shareholders recommended by shareholders if such recommendations are received in writing not less than 90 calendar

21

BOARD AND CORPORATE GOVERNANCE
days nor more than 120 calendar days prior to the first anniversary date of the annual meeting for the preceding year (such anniversary date, April 30, 2027); provided, however, if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 60 days after such anniversary date, the shareholder’s notice must be given in the manner provided in the Bylaws by the later of (i) the close of business on the date 90 days prior to the meeting date or (ii) the tenth day following the date the meeting is first publicly announced or disclosed. Shareholder proposals shall also comply with all other applicable requirements set forth in said Bylaws. Shareholder recommendations should be addressed to the Company’s Corporate Secretary, 220 S. King Street, 22nd Floor, Honolulu, Hawaii 96813. In addition, shareholders may bring nominations directly before an annual meeting by giving timely notice in writing to the Company’s Corporate Secretary within the same 90 to 120 calendar day period prior to the first anniversary date of the annual meeting for the preceding year (such anniversary date being April 30, 2027); provided, however, if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 60 days after such anniversary date, the shareholder’s notice must be given in the manner provided in the Bylaws by the later of (i) the close of business on the date 90 days prior to the meeting date or (ii) the tenth day following the date the meeting is first publicly announced or disclosed. Such nomination shall also comply with all other applicable requirements set forth in the Company’s Bylaws. In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 1, 2027.

22	2026 Proxy Statement

BOARD AND CORPORATE GOVERNANCE
Board Oversight
Our Board oversees our Company’s corporate strategy and our executive team’s management of our Company’s business to ensure the long-term interests of our Company and our shareholders are being served. Our Board oversight includes ensuring that Company management is prudent and thoughtful respecting risk/return assessments and outcomes. Our Board Committees assist with Board oversight of those areas of the Company assigned to the Committees under Board approved Committee Charters. Included within and among the Board Committees’ responsibilities is the responsibility to ensure that Company management is properly and responsibly managing risks applicable to such Committee’s oversight.

Board of Directors

Our Board reviews and approves the Company’s and Bank’s strategic plan, business plan, capital plan, and annual budget and reviews and/or approves all major initiatives and undertakings to ensure they are strategically supportable, and that management’s actions and activities provide appropriate, balanced and proper risk/return.

Committees
Audit Committee	Compensation Committee

Our Company’s Audit Committee performs the customary oversight functions of an audit committee, including overseeing accounting, auditing, internal controls, financial reporting, and legal and regulatory matters.

Our Company’s Compensation Committee performs the customary oversight functions of a compensation committee, including overseeing the compensation of our Company’s executive officers and our Company’s compensation programs, policies and practices, for appropriateness, compliance with applicable laws and regulations, and compensating for proper behaviors and activities and not encouraging inappropriate or excessive risk taking.

Board Risk Committee	Governance Committee

Our Company’s Board Risk Committee oversees our Company’s management of material risks relating to our Company’s business and operations, and capital planning, including but not limited to risks associated with business, financial, regulatory and operational activities.

Our Company’s Governance Committee performs the customary oversight functions of a governance committee, including applying sound board governance practices regarding director nominations and departures, board committees’ composition/structure/functions, director responsibilities and independence, board and committee evaluations, and executive management succession.

Bank’s Board Trust Committee

Our Bank’s Board Trust Committee oversees our Bank’s trust and fiduciary operations and activities, and the provision of trust and fiduciary services, consistent with sound trust and fiduciary principles and in compliance with applicable laws and regulations.

Management

Our CEO leads management in developing and executing strategies, plans, programs, projects, and initiatives, with regard to proper, appropriate and prudent risk management consideration and application, and management regularly reports to our Board and Board Committees to enable sufficient Board oversight of management’s activities.

Departments, Compliance, Internal Audit	Enterprise Risk Management Program

Our Company and Bank maintain a three line of defense approach to ensuring our compliance with laws and regulations, with the first line of defense being our departments which are trained on and required to know the laws and regulations applicable to their department’s work, duties and responsibilities, and are also required to develop and maintain departmental procedures, practices and/or processes in compliance and conformance with such laws and regulations and company requirements. Our Compliance team, led by our Chief Compliance Officer, and some other teams, performs second line of defense functions which includes monitoring our departments’ to ensure our departments are complying with legal, regulatory, and company requirements pertaining to such department’s operations and activities. Our internal audit team led by our Director of Internal Audit is our third line of defense, and performs third line of defense functions which includes auditing our departments (first line of defense) and auditing our Compliance and other monitoring teams (second line of defense) to ensure both first line of defense and second line of defense are complying with laws, regulations, and company requirements. Our Compliance and other second line of defense teams report to our Management Risk Committee and Board Risk Committee. Our internal audit (third line of defense) team reports to our Audit Committee.

Our Company’s Enterprise Risk Management Program is overseen by our Company’s Chief Risk Officer, and our Company’s Management Risk Committee which is chaired by our Company’s Chief Risk Officer. Our Enterprise Management Program is designed to identify, assess and monitor our Company’s strategic, financial, operational, and other major risks applicable to our business. Our Management Risk Committee oversees all major risks associated with our Company’s business and operations.

23

BOARD AND CORPORATE GOVERNANCE
SELECTED AREAS OF BOARD OVERSIGHT
Cyber Security
Our Board and Board Risk Committee provides Board level oversight of our Company’s and Bank’s cyber security risk management. Our Board and Board Risk Committee reviews our Company’s and Bank’s Information and Cyber Security Program annually and more frequently if necessary or appropriate. Our Board Risk Committee additionally receives regular reports from our Director of Information and Cyber Security regarding Company and Bank information and cyber security matters, including our Company’s and Bank’s information and cyber security posture, the external cyber threat environment and risks relevant to our business, and information and cyber risk assessment, protection, prevention, and mitigation controls and protocols. At the management and operational level, our management Executive Committee (chaired by our CEO and consisting of our executive officers), and our Management Risk Committee (chaired by our Chief Risk Officer), along with our Chief Legal Officer, Chief Technology Officer, and Director of Information and Cyber Security, collectively ensure our Company’s and Bank’s information and cyber security risk is properly managed and controlled. Our Director of Information and Cyber Security regularly reports on our Company’s and Bank’s information and cyber security program and matters to the Management Risk Committee, Board Risk Committee, and Board. Our Company and Bank maintain incident response plans to enable immediate, efficient and effective response to information and cyber security incidents. Our Company and Bank are federally regulated and supervised by the Federal Reserve, and as such, our Company’s and Bank’s information and cyber security program is required to comply with and conform to Federal Reserve regulations and requirements, and the Federal Reserve regularly examines and evaluates our Company and Bank for such compliance and conformance.
Company Commitment
Our Company and Bank are committed to conducting our business in a prudent and just manner. We recognize that how we run our business affects our customers, shareholders, employees, communities, local population and state, as well as our surrounding environment, and are particularly mindful and conscious that we are physically and geographically located in a remote and isolated island state, and have a culturally, ethnically, and racially diverse and mixed population, and a unique economy, all of which we must consider in our business and operations if we are to be successful. Our approach to these matters is integrated into our existing governance structure at the Board and management levels of our Company and Bank. Our “CPF Cares: 2024 Report” sets forth our views and perspectives on the foregoing and is available on our website at www.cpb.bank under “Investor Relations”.

24	2026 Proxy Statement

BOARD AND CORPORATE GOVERNANCE
COMMITTEES OF THE BOARD OF DIRECTORS
Audit Committee

MEMBERS
• Jonathan B. Kindred (Chair)
• Earl E. Fry
• Jason R. Fujimoto
✔ All members of the Audit Committee are “independent” within the meaning of the listing standards of the NYSE and the rules of the SEC

The Board has also determined that
(i) each member of the Audit Committee is financially literate; (ii) each member of the Audit Committee has accounting or related financial management expertise, as such qualification is defined under the rules of the NYSE; and (iii) Earl E. Fry, Jason R. Fujimoto, and Jonathan B. Kindred are each an “audit committee financial expert” within the meaning of the rules of the SEC.
CHARTER
The Audit Committee operates under a written charter adopted by the Board that sets out its duties and responsibilities. The charter is available on the Company’s website (www.cpb.bank).
Audit Committee
Meetings in 2025: 7
Includes 7 private sessions with independent auditors,
6 private sessions with internal audit and credit review,
5 private sessions with executive management, and
3 executive sessions

OVERVIEW The Audit Committee’s purpose is to assist the Board in overseeing various accounting, auditing, internal control, compliance with laws, and legal and regulatory matters of the Company.

RESPONSIBILITIES
The Audit Committee is responsible to:
• assist the Board in its oversight of:
  ○ the integrity of the Company’s financial statements
  ○ the Company’s compliance with legal and regulatory requirements
  ○ the Company’s independent auditors’ qualifications and independence
  ○ the performance of the Company’s internal audit function and independent auditors
•
decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors
•
review and evaluate all related party transactions that are material to the financial statements pursuant to the Company’s Policy Regarding Transactions with Related Persons
•
determine conflicts of interest pursuant to the Company’s Code of Conduct & Ethics and pursuant to its Code of Conduct & Ethics for Senior Financial Officers

QUALIFICATION Pursuant to the Audit Committee Charter, the Audit Committee will have at least three members, who are independent and meet all other requirements of the Audit Committee Charter.
AUDIT COMMITTEE REPORT The Audit Committee Report is on page 31 of this Proxy Statement under the subheading “REPORT OF THE AUDIT COMMITTEE.”

OTHER COMPANY AUDIT COMMITTEES
Neither Mr. Fujimoto nor Mr. Kindred serves on the audit committee of any other publicly registered company. Mr. Fry serves on the audit committee of one other publicly registered company: Backblaze Inc.

25

BOARD AND CORPORATE GOVERNANCE
Compensation Committee

MEMBERS
• Saedene K. Ota (Chair)
• Jason R. Fujimoto
• Robert K.W.H. Nobriga
✔All members of the Compensation Committee are “independent” within the meaning of the listing standards of the NYSE, and each member is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act.
CHARTER
The Compensation Committee operates under a written charter adopted by the Board that sets out its duties and responsibilities. The charter is available on the Company’s website (www.cpb.bank).
Compensation Committee	Meetings in 2025: 7
OVERVIEW The Compensation Committee’s primary purpose is to assist the Board in discharging the Board’s responsibilities relating to compensation of the Company’s executive officers.

RESPONSIBILITIES
The Compensation Committee is responsible to:
•
assist the Board in discharging the Board’s responsibilities relating to compensation of the Company’s executive officers by evaluating and recommending to the Board the approval of executive officers’ benefits, bonuses, incentive compensation, severance, equity-based or other compensation plans, policies and programs of the Company;
•
provide all required disclosures on executive compensation for inclusion in the Company’s Proxy Statement
•
provide risk management of the Company’s compliance with any laws, rules and regulations applicable to compensation practices, plans and programs, and ensure that compensation is not structured in a way which will encourage unnecessary or excessive risk taking
The functions of the Compensation Committee are further described in “COMPENSATION DISCUSSION AND ANALYSIS” below.

QUALIFICATION Pursuant to the Compensation Committee Charter, all members of the Compensation Committee must be independent and meet all other requirements of the Compensation Committee Charter.
COMPENSATION COMMITTEE REPORT The Compensation Committee Report is on page 36 of this Proxy Statement under the subheading “COMPENSATION COMMITTEE REPORT.”

Interaction with Consultants
From time-to-time, the Compensation Committee seeks advice from outside experts in the compensation field. The Compensation Committee has historically engaged a compensation consultant to provide input on both Board and executive compensation issues. In 2025, the Compensation Committee directly engaged Pay Governance LLC (“Pay Governance”) and Pay Governance reported directly to the Compensation Committee for its services in this capacity. Pay Governance is an independent firm that serves as a trusted advisor on executive compensation matters to boards and compensation committees. The Compensation Committee discusses, reviews, and approves all consulting projects performed by Pay Governance and periodically reviews the relationship with Pay Governance, and considers competitive proposals from other firms.
The Compensation Committee considered the independence of Pay Governance in light of SEC rules and NYSE listing standards. The Compensation Committee requested and received reports from Pay Governance addressing its independence and the independence of its consultants, including the following factors: (1) other services provided to the Company by Pay Governance (none); (2) fees paid by the Company as a percentage of Pay Governance’s total revenue; (3) policies or procedures maintained by Pay Governance that are designed to prevent a conflict of interest; (4) any business or personal relationships between Pay Governance and a member of the Compensation Committee (none); (5) any Company Common Stock owned by Pay Governance (none); and (6) any business or personal relationships between our executive officers and Pay Governance (none). The Compensation Committee discussed these considerations as well as other considerations and concluded that the work performed by Pay Governance and its consultants involved in the engagement did not raise any conflict of interest.

26	2026 Proxy Statement

BOARD AND CORPORATE GOVERNANCE
Governance Committee

MEMBERS
• Christopher T. Lutes (Chair)
• Paul J. Kosasa
• Robert K.W.H. Nobriga
✔All members of the Governance Committee are “independent” within the meaning of the listing standards of the NYSE.
CHARTER
The Governance Committee operates under a written charter adopted by the Board that sets out its duties and responsibilities. The charter and the Company’s Corporate Governance Guidelines are available on the Company’s website (www.cpb.bank).
Governance Committee	Meetings in 2025: 5

OVERVIEW
The Governance Committee’s purpose is to assist the Board in promoting the best interests of the Company and its shareholders through the implementation of sound corporate governance principles and practices.

RESPONSIBILITIES
The Governance Committee is responsible for promoting the best interests of the Company and its shareholders through the implementation of sound corporate governance principles and practices, including:
•
identifying individuals qualified to become Board members, and recommending nominees for directors of the Company
•
reviewing the qualifications and independence of the members of the Board and its committees
•
reviewing and monitoring the Company’s Corporate Governance Guidelines
•
monitoring the Board’s and the Company’s compliance regarding changes in corporate governance practices and laws
•
leading the Board in its annual review of the performance of the Board

QUALIFICATION Pursuant to the Governance Committee Charter, all members of the Governance Committee must be independent and meet all other requirements of the Governance Committee Charter.

Board Risk Committee

MEMBERS
• Earl E. Fry (Chair)
• Christopher T. Lutes
• Arnold D. Martines
• Crystal K. Rose

CHARTER

The Board Risk Committee operates under a written charter adopted by the Board that sets out its duties and responsibilities. The charter is available on the Company’s website (www.cpb.bank).
Board Risk Committee	Meetings in 2025: 4
OVERVIEW The Board Risk Committee’s purpose is to assist the Board in overseeing the Company’s management of material risks relating to the Company’s business and operations, and capital planning.

RESPONSIBILITIES
The Board Risk Committee assists the Board in overseeing the Company’s identification, assessment, measurement, monitoring, and controlling of material risks relating to the Company’s business and operations, and capital planning.
Risk areas include (i) Business Risks (e.g., Strategic); (ii) Financial Risks (e.g., Capital Adequacy, Interest Rate, Liquidity, Investment, Credit); (iii) Regulatory Compliance Risks (e.g., Consumer Protection, Bank Secrecy Act,); and (iv) Operational Risks (e.g., Information Technology, Information/Cyber Security, Fraud, Third-Party Management, Model Governance, Artificial Intelligence).

QUALIFICATION Pursuant to the Board Risk Committee Charter, the Board Risk Committee must have at least three members.

27

BOARD AND CORPORATE GOVERNANCE
Bank’s Board Trust Committee

MEMBERS
• Diane S.L. Paloma (Chair)
• Paul J. Kosasa
• Saedene K. Ota

CHARTER

The Bank’s Board Trust Committee operates under a written charter adopted by the Board that sets out its duties and responsibilities.
Bank’s Board Trust Committee	Meetings in 2025: 4

OVERVIEW
The Bank’s Board Trust Committee is a committee of the Bank’s board whose purpose is to oversee the provision of trust and fiduciary services by the Bank, to promote compliance with all applicable laws and sound trust and fiduciary principles and with the Bank’s applicable risk tolerance limits.

RESPONSIBILITIES
The Bank’s Board Trust Committee assists the Bank’s board in overseeing the Bank’s trust and fiduciary departments, to (1) ensure that fiduciary powers are being properly exercised and adequate internal controls are in place, (2) review and monitor the implementation, progress and results of programs, plans, products, services and fee structures relating to trust and fiduciary activities, (3) assess the risk, legal and regulatory issues pertaining to trust and fiduciary activities, and (4) periodically review the organizational and administrative structure of the trust and fiduciary departments, and their policies.

QUALIFICATION Pursuant to the Committee Charter, the Bank’s Board Trust Committee must have at least three members.

28	2026 Proxy Statement

BOARD AND CORPORATE GOVERNANCE
DIRECTOR RELATIONSHIPS
Our Board has reviewed all relationships that our Company directors and nominees (to include members of their immediate family and entities in which they are an officer or beneficial owner of 10% or more of a class of securities) have with our Company and has determined that all Company directors and nominees are “independent” pursuant to NYSE rules and our Company’s Standards Regarding Director Independence, except for our Company CEO Arnold D. Martines who by virtue of his position with the Company is not independent. None of our Company directors and nominees (other than our CEO) are employees of our Company or our Bank. Some of our Company directors have relationships with our Company and their relationships were considered by our Board in making its director independence determinations. Our Company also believes that all Company directors (except for our CEO) meet the independence standards of proxy rating agencies.
In 2025, our Company and/or Bank had the following relationships with Company directors and nominees Paul J. Kosasa, Robert K.W.H. Nobriga, and Diane S.L. Paloma. With respect to all of the relationships below, none of the directors were involved or exercised any influence, all relationships were made in the ordinary course of business and based on market terms, no preferential or favorable terms or treatment were provided to any director or director’s related business, none of the services provided by a director or director’s related business were professional, consulting, or advisory services, the amount of compensation and services comprising the relationship were not material to either our Company or the director or director’s related business when considered in relation to the entirety of our Company’s and director’s or director’s related business, and the amounts paid by our Company or our Bank pursuant to any relationship did not exceed the greater of $1,000,000 or 1% of the recipient’s gross revenues.
Company Director Paul J. Kosasa is President and Chief Executive Officer of ABC Stores. ABC Stores has over 70 retail convenience stores in Waikiki and other tourist locations in Hawaii, Guam, Saipan and Las Vegas, Nevada. In 2025, the Bank paid a total of $7,689 to place eight ATMs in eight ABC Stores in Hawaii. While this business arrangement is beneficial to both the Bank and ABC Stores, it is not financially significant or material to either ABC Stores’ or CPB’s business, such arrangement is historical and the parties are not intending to expand such ATM arrangement. ABC Stores has over 70 stores and the Bank has 55 ATMs.
Company Director Robert K.W.H. Nobriga is President, Chief Executive Officer, a minority owner (approximately 3%), and an employee of Tradewind Group, Inc. (“Tradewind”). Hoike Networks, Inc. (“Hoike”) is a subsidiary of Tradewind, and Mr. Nobriga is Chairman of the Board of Directors of Hoike. In 2025, Hoike provided certain information technology technical support services, and third-party software, services and equipment, to our Bank and received $466,490. Until November 30, 2025, Mr. Nobriga also served as the Chairman of the Board of Directors of Atlas Insurance Agency, Inc. (“Atlas”), which was a subsidiary of Tradewind that on December 1, 2025 was sold to an unrelated third party, at which time Mr. Nobriga ceased to be on Atlas’ Board and ceased to have any other relationship to Atlas. In 2025, Atlas provided insurance agency services to our Company and Bank and received $196,660 in commissions. Our Company and Bank have been a customer of Atlas since 2000 (decades before Mr. Nobriga became a Board member of our Company and before Mr. Nobriga became an executive at Tradewind) and a customer of Hoike since 2019. Atlas, which was founded in 1929, is the largest insurance agency in Hawaii. Our Company and Bank have engaged Hoike and Atlas for many years due to their superior quality and value and given limited alternatives in Hawaii’s small and geographically isolated island market. Mr. Nobriga’s spouse is the Chief Financial Officer of Waialae Country Club (“WCC”), a non-profit private club in Honolulu, which hosts the Hawaii Sony Open golf tournament. In 2025, our Bank paid WCC $57,403 for food, beverage and catering services related to a marketing tent at the Sony Open and to host dinners at WCC, and our Bank also paid $81,356 in connection with CEO Arnold Martines’ membership dues at WCC.
Company Director Dr. Diane S.L. Paloma is President and Chief Executive Officer of Hawaii Dental Service (“HDS”). HDS was founded in 1962 and is a Hawaii nonprofit dental service corporation which is the leader in the State of Hawaii in providing dental plans. HDS serves nearly 70% of all Hawaii residents and nearly 95% of all licensed practicing dentists in Hawaii participate with HDS. HDS has been the Bank’s dental plan provider for the Bank’s employees for more than 25 years. Hawaii companies and employers have limited and few choices and alternatives insofar as dental plan providers and HDS is superior in quality and value to all other dental plan providers. HDS has consistently been the best option for dental benefits for the Bank’s employees, including with respect to cost, benefits, and participating network of dentists. In 2025, the Bank and its participating employees paid a total of $411,972 to HDS for the Bank’s employee dental plan ($345,163 paid by the Bank and $66,809 paid by Bank employees). Our Bank engages an external benefits consultant to review its dental plan annually, including considering other dental providers, to ensure such plan provides the best fit, rates and terms for our Bank and our employees.
In 2025, our Bank and our Central Pacific Bank Foundation made charitable donations to various Hawaii local non-profit entities in which our independent directors served on the non-profit’s board, the total aggregate amount of all such charitable donations was approximately $100,000, with 13 individual donations to non-profits ranging from $1,000 to $15,000.

29

BOARD AND CORPORATE GOVERNANCE
Certain Relationships and Related Transactions
Company Executive Vice President and Chief Financial Officer Dayna Matsumoto’s husband Patrick Matsumoto has been employed by the Bank since 2012 (14 years) and currently holds the position of Vice President, Commercial Real Estate Manager, a non-executive officer position. In 2025, our Bank paid Mr. Matsumoto approximately $166,000 in salary and other compensation. Mr. Matsumoto participates in the Company’s general benefit plans available to all similarly situated employees and his compensation is commensurate with that of his peers. Ms. Matsumoto has no input, influence or impact on Mr. Matsumoto’s position or compensation. Mr. Matsumoto does not report directly or indirectly to Ms. Matsumoto. Ms. Matsumoto has been employed by the Bank since 2006 (19 years).
Effective October 1, 2025, the Central Pacific Bank Foundation (the “CPB Foundation”) entered into an agreement with former director A. Catherine Ngo to increase her compensation for serving as Chair and President of the CPB Foundation to $150,000. Ms. Ngo was paid $112,500 by the CPB Foundation for her services as Chair and President in 2025. The Company sponsors the CPB Foundation which is not consolidated in the Company’s financial statements.
Effective November 6, 2025, the Bank entered into a one-year services agreement with former director Paul K. Yonamine. Pursuant to the services agreement, Mr. Yonamine will, among other things, assist the Bank’s efforts to grow its core deposit relationships with prospects from Japan. The Bank will pay Mr. Yonamine an aggregate of $150,000, in equal monthly installments, over the life of the services agreement, plus certain expenses of Mr. Yonamine as may be mutually agreed to. Mr. Yonamine received approximately $25,000 under the services agreement in 2025.
Loans to Related Persons
Our Bank is a wholly owned subsidiary of our Company, and has made loans to our Company’s and Bank’s directors and executive officers, their immediate family members, and companies in which they or their immediate family members have an interest, and all such loans have been made in the ordinary course of its business as a bank. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank or the Company, and do not involve more than the normal risk of collectability or present other unfavorable features. As of the date of this Proxy Statement, all such loans are in good standing and not delinquent or in default. In addition, the Bank’s loans to Company and Bank directors and executive officers and their related interests are regulated by Federal Reserve Board’s Regulation O.

30	2026 Proxy Statement

REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the United States Securities Act of 1933, as amended, or under the United States Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference.
The Audit Committee’s primary purposes are to: (a) assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditors’ qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors; (b) decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; (c) review certain related party transactions; and (d) prepare this Report. The Board has determined, upon the recommendation of the Governance Committee, that each member of the Audit Committee is “independent” within the meaning of the rules of the NYSE and the SEC. The Board has also determined that each member is “financially literate” and has “accounting or related financial management expertise,” as such qualifications are defined under the rules of the NYSE, and that each member is an “audit committee financial expert” within the meaning of the rules of the SEC. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the United States Securities Exchange Act of 1934, as amended. All non-audit services performed by the independent auditor must be specifically pre-approved by the Audit Committee or a member thereof.
Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.
In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditors’ independence.
During 2025, the Audit Committee performed all its duties and responsibilities under the Audit Committee Charter. In addition, based on the reports and discussions described in this Report, the Audit Committee recommended to the Board that the audited financial statements of the Company for the fiscal year ended December 31, 2025 be included in the Company’s Annual Report on Form 10-K for such fiscal year.
Respectfully submitted by the members of the Audit Committee of the Board as of February 23, 2026:
Jonathan B. Kindred, Chair
Earl E. Fry
Jason R. Fujimoto

31

COMPENSATION OF DIRECTORS
DIRECTOR COMPENSATION
In October 2025, the Compensation Committee engaged Pay Governance to conduct an annual review of Board compensation. Our Board pay competitiveness was assessed relative to two peer groups. One peer group included peers used for executive compensation benchmarking and the other peer group reflected companies in the local Hawaii market. Based on the study results the Board’s compensation structure and Committee Chair retainers were determined to be aligned with peers and did not require adjustments. Details on what each Director received in fees for 2025 are outlined below in the “Annual Retainer” and “Director Compensation” sections.
Annual Retainer
All non-employee directors are paid an annual retainer in cash and/or Common Stock or credit for a hypothetical investment in shares of Common Stock under the Director Deferred Compensation Plan. Payments were made or credited in May 2025. Details on annual retainers paid to directors, as well as to Chairs of our committees, are as follows:

Board of Directors Position	Annual Retainer	Chair Retainer	Total Fees
Director & Lead Independent Director	$125,000	$30,000	$155,000
Director & Chair Audit Committee	$125,000	$25,000	$150,000
Director & Chair Compensation Committee	$125,000	$17,500	$142,500
Director & Chair Governance Committee	$125,000	$15,000	$140,000
Director & Chair Trust Committee(1)	$125,000	$15,000	$140,000
Director & Chair Board Risk Committee	$125,000	$17,500	$142,500
Director	$125,000		$125,000

(1)	The Trust Committee is a Bank Committee only
Director Compensation
The following table shows for the year ended December 31, 2025, compensation paid to our directors who served on the Board during 2025. Non-employee directors are typically paid in May of the year for their service on the Board through the next annual shareholders meeting.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)
Earl E. Fry	$71,250	$71,250		$142,500
Jason R. Fujimoto	$62,514	$62,486		$125,000
Jonathan B. Kindred	$75,011	$74,989		$150,000
Paul J. Kosasa	$70,006	$69,994		$140,000
Christopher T. Lutes	$62,514	$62,486		$125,000
A. Catherine Ngo(2)	$93,352	$93,315	$48,604	$235,271
Robert K.W.H. Nobriga	$62,514	$62,486		$125,000
Saedene K. Ota	$71,250	$71,250		$142,500
Diane S.L. Paloma(3)	$78,147	$78,103		$156,250
Crystal K. Rose	$77,500	$77,500		$155,000
Paul K. Yonamine(4)	$83,979	$83,937	$86,748	$254,664

(1)
Board Member Arnold D. Martines is omitted from this table because as an employee Mr. Martines’ does not receive Annual Retainers or other compensation for his Board service. All compensation received by Mr. Martines is disclosed in the Executive Compensation Summary Compensation Table.

(2)
A. Catherine Ngo transitioned to non-employee Director on January 1, 2025. Ms. Ngo received four months of prorated annual Board fees for January 2025 to April 2025 in the amount of $46,667, with 50% of the fees issued in CPF stock. The remaining Board fees of $140,000 represent Ms. Ngo’s normal annual fees for the period May 2025 to April 2026, with 50% of the fees issued in CPF stock. Ms. Ngo also received cash

32	2026 Proxy Statement

COMPENSATION OF DIRECTORS
payments and other benefits for service as an employee during December 2024, and benefits and perquisites under a separate arrangement for 2025, which are described in note (d) below. Ms. Ngo also serves as President of the CPB Foundation and is separately compensated for service to the foundation (see “Board and Corporate Governance-Certain Relationships and Related Transactions” above). Ms. Ngo retired from the Board effective October 1, 2025.
(3)
Diane S.L. Paloma joined the Company and Bank Board of Directors on January 28, 2025. Ms. Paloma received three months of prorated annual fees for February 2025 to April 2025 in the amount of $31,250, with 50% of the fees issued in CPF stock. The remaining fees of $125,000 represent Ms. Paloma’s normal annual fees for the period May 2025 to April 2026, with 50% of the fees issued in CPF stock.

(4)
Paul K. Yonamine transitioned from employee Director to non-employee Director on February 1, 2025. Mr. Yonamine received four months of prorated annual Board fees for January 2025 to April 2025 in the amount of $42,916, with 50% of the fees issued in CPF stock. The remaining Board fees of $125,000 represent Mr. Yonamine’s normal annual fees for the period May 2025 to April 2026, with 50% of the fees issued in CPF stock. Mr. Yonamine also received cash payments and other benefits for service as an employee during December 2024 and January 2025, and benefits and perquisites under a separate arrangement for 2025, which are described in note (d) below. Mr. Yonamine retired from the Board effective November 6, 2025.

(b)
Included in this column are fees payable in cash, but which the directors were permitted to elect to receive in the form of equity. None of the directors elected to receive more than the required 50% of fees in equity.

(c)
The Board of Directors’ fee schedule requires Directors to receive 50% of total fees in the form of equity. Included in this column are fees required to be received in the form of equity, which are paid in shares of Company Common Stock issued from the 2023 Stock Compensation Plan or fees invested in the Company through the Directors Deferred Compensation (DDC) Plan. For Directors who elected equity through the DDC Plan, the values reported in the table represent a hypothetical investment in shares of the Company’s Common Stock. The fees required to be received in equity and paid in equity or hypothetically invested in shares of the Company’s Common Stock were as follows:

•
Earl E. Fry received credit to his Company share account under the DDC Plan with respect to 2,581.52 hypothetical shares having a fair market value of $27.60 per share for a total of $71,250. Remaining fees of $71,250 were paid in cash.

•	Jason R. Fujimoto received 2,264 shares having a fair market value of $27.60 per share for a total value of $62,486. Remaining fees of $62,514 were paid in cash.
•	Jonathan B. Kindred received 2,717 shares having a fair market value of $27.60 per share for a total value of $74,989. Remaining fees of $75,011 were paid in cash.
•	Paul J. Kosasa received 2,536 shares having a fair market value of $27.60 per share, a total value of $69,994. Remaining fees of $70,006 were paid in cash.
•	Christopher T. Lutes received 2,264 shares having a fair market value of $27.60 per share, a total value of $62,486. Remaining fees of $62,514 were paid in cash.
•
A. Catherine Ngo received 898 shares having a fair market value of $25.97 per share for a total value of $23.321, and remaining fees of $23,346 paid in cash, for the period January 2025 to April 2025. In addition, Ms. Ngo received 2,536 shares having a fair market value of $27.60 per share for a total value of $69,994 and remaining fees of $70,006 paid in cash, for the period May 2025 to April 2026.

•	Robert K.W.H. Nobriga received 2,264 shares having a fair market value of $27.60 per share, a total value of $62,486. Remaining fees of $62,514 were paid in cash.
•
Saedene K. Ota received credit to her Company share account under the DDC Plan with respect to 2,581.52 hypothetical shares having a fair market value of $27.60 per share for a total of $71,250. Remaining fees of $71,250 were paid in cash.

•
Diane S.L. Paloma received 526 shares having a fair market value of $29.69 per share for a total value of $15,617, and remaining fees of $15,633 paid in cash, for the period February 2025 to April 2025. In addition, Ms. Paloma received 2,264 shares having a fair market value of $27.60 per share for a total value of $62,486 and remaining fees of $62,514 paid in cash, for the period May 2025 to April 2026.

•
Crystal K. Rose received credit to her Company share account under the DDC Plan with respect 2,807.97 hypothetical shares having a fair market value of $27.60 per share for a total of $77,500. Remaining fees of $77,500 were paid in cash.

•
Paul K. Yonamine received 826 shares having a fair market value of $25.97 per share for a total value of $21,451, and remaining fees of $21,465 paid in cash, for the period January 2025 to April 2025. In addition, Mr. Yonamine received 2,264 shares having a fair market value of $27.60 per share for a total value of $62,486 and remaining fees of $62,514 paid in cash, for the period May 2025 to April 2026.

(d)
This column represents employee compensation for services performed in December 2024 and paid in January 2025 for A. Catherine Ngo; and employee compensation for services performed in December 2024 and January 2025, and paid in January and February 2025 for Paul K. Yonamine; and other benefits and perquisites paid or provided to them during 2025 under separate arrangements. Ms. Ngo received a salary of $11,538 and $37,066 in other compensation, including $1,533 in 401(k) Company contributions, $8,737 in club dues, and $26,796 for health insurance coverage. Mr. Yonamine received a salary of $35,769 and $50,979 in other compensation, including $2,303 in 401(k) Company contributions, $75 in parking benefits, $1,700 in group life fringe benefits, $19,600 in club dues, $505 in transportation services, and $26,796 for health insurance coverage.

(e)
Included in total fees are fees paid to Directors who served as Chairs on Company and Bank committees as follows: Earl E. Fry received $17,500 in fees as Chair of the Board Risk Committee, Jonathan B. Kindred received $25,000 in fees as Chair of the Audit Committee, Paul J. Kosasa received $15,000 in fees as Chair of the Governance Committee, A. Catherine Ngo received $15,000 in fees as Chair of the Trust Committee, and Saedene K. Ota received $17,500 in fees as Chair of the Compensation Committee. Crystal K. Rose received $30,000 in fees for serving as Lead Independent Director.

33

COMPENSATION OF DIRECTORS
CURRENT BOARD POSITIONS
The table below sets forth the Board positions held by Directors and the composition of the Audit, Compensation, Governance and Board Risk Committees of the Company’s and the Bank’s boards as of December 31, 2025, as well as the composition of the Trust Committee of the Bank’s board as of December 31, 2025.

Board Member	Combined Company and Bank Board Position	Audit Committee	Compensation Committee	Governance Committee	Board Risk Committee	Trust Committee
Earl E. Fry	Member	✓			C	
Jason R. Fujimoto	Member	✓	✓			
Jonathan B. Kindred	Member	C				
Paul J. Kosasa[1]	Member			✓		✓
Christopher T. Lutes[2]	Member			C	✓	
Arnold D. Martines	Chairman of the Board				✓	
A. Catherine Ngo[3]						
Robert K.W.H. Nobriga[4]	Lead Independent Director		✓	✓		
Saedene K. Ota	Member		C			✓
Diane S.L. Paloma[5]	Member					C
Crystal K. Rose[6]	Member				✓	
Paul K. Yonamine[7]

= Chair
= Member

1.	Paul J. Kosasa stepped down as Chair of the Company and Bank Board Governance Committee effective October 1, 2025.
2.	Christopher T. Lutes was appointed Chair of the Company and Bank Board Governance Committee effective October 1, 2025.
3.	A. Catherine Ngo retired from the Company and Bank Board of Directors effective October 1, 2025.
4.
Robert K.W.H. Nobriga was appointed Lead Independent Director of the Company and Bank Board of Directors; joined the Company and Bank Board Governance Committee; and stepped off as member of the Company and Bank Board Risk Committee, effective October 1, 2025.

5.	Diane S.L. Paloma joined the Company and Bank Board of Directors on January 28, 2025, and was appointed Chair of the Bank Board Trust Committee effective October 1, 2025.
6.
Crysal K. Rose joined the Company and Bank Board Risk Committee; stepped down as Lead Independent Director of the Company and Bank Board of Directors; and stepped off as member of the Board and Bank Governance Committee and Compensation Committee, effective October 1, 2025.

7.	Paul K. Yonamine retired from the Company and Bank Board of Directors effective November 6, 2025.
Directors Stock Opportunity
Directors of the Company and the Bank are eligible to participate in the Company’s 2023 Stock Compensation Plan. As noted above, portions of the non-employee directors’ compensation were paid in Common Stock under the 2023 Stock Compensation Plan.

34	2026 Proxy Statement

COMPENSATION OF DIRECTORS
Directors Deferred Compensation Plan
The Company maintains a Directors Deferred Compensation (DDC) Plan under which each non-employee director of the Company and the Bank may elect to defer all or a portion of his or her annual retainer. The DDC Plan is managed by a third-party administrator, The Pangburn Group, which was selected by the Board. Under the DDC Plan, a participating director may elect from various payment alternatives, but full payout must occur no later than the tenth anniversary of separation from service as a director. Under the DDC Plan, deferred amounts are valued based on the performance of certain investment funds offered by the DDC Plan administrator. No plan earnings are considered to be “above-market” or “preferential” and as a result no earnings are reported in the Director Compensation table. The DDC Plan is a nonqualified deferred compensation plan under which distributions are made from the general assets of the Company under the direction and oversight of the Compensation Committee.

35

COMPENSATION COMMITTEE REPORT
The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the United States Securities Act of 1993, as amended, or under the United States Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference.
The Compensation Committee has reviewed and discussed with executive management the Compensation Discussion and Analysis that immediately follows this report as required by Item 402(b) of SEC Regulation S-K. Based on such review and discussion, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in the Proxy Statement and incorporated as referenced in our Annual Report on Form 10-K for the year ended December 31, 2025. Respectfully submitted by the members of the Compensation Committee of the Board who participated in the review, discussion, and recommendation.
Saedene K. Ota, Chair
Jason R. Fujimoto
Robert K.W.H. Nobriga

36	2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Our executive compensation program is designed to drive long-term business strategy and sustainable shareholder growth. We achieve this by rewarding Named Executive Officers (NEOs) for exceptional individual contributions to the Company’s success, ensuring our pay practices remain market-competitive to align NEOs’ interests with the Company’s sustained growth and success.
The Compensation Committee of our Board (the “Committee”) intends this Compensation Discussion and Analysis (“CD&A”) to provide full, transparent disclosure of what we believe to be a thoughtfully designed compensation structure, which focuses on the achievement of short-term objectives and affirms the philosophy of rewarding long-term shareholder value creation. This Compensation Discussion and Analysis discusses our 2025 executive compensation program, and more specifically as it relates to the following executive officers (below titles as of December 31, 2025):
•	Arnold D. Martines, Chairman, President and Chief Executive Officer (“CEO”)
•	David S. Morimoto, Vice Chairman, Chief Operating Officer (“COO”)[1]
•	Ralph M. Mesick, Senior Executive Vice President, Chief Risk Officer (“CRO”)
•	Dayna N. Matsumoto, Executive Vice President, Chief Financial Officer (“CFO”)[2]
•	Kisan Jo, Executive Vice President, Retail, Wealth and International Markets[3]
We refer to these executives as our Named Executive Officers (“NEOs”).
Company Overview and Progress
The Company is a Hawaii-based bank holding company with approximately $7.41 billion in assets as of December 31, 2025. Its primary subsidiary, the Bank, is a full-service commercial bank offering a comprehensive range of financial products and services, including demand, savings, and time deposits, as well as commercial and consumer lending. The Bank operates 27 branches throughout the State of Hawaii.
The Company’s executive compensation program, administered under the oversight of the Committee, is designed to align total compensation with the Company’s financial performance and strategic objectives over both the short term and long term.
With operations fully based in Hawaii, the Company’s performance is closely tied to the strength of the state’s economy and overall banking industry conditions. In 2025, the Company continued to advance strategic priorities focused on sustainable growth, customer service excellence, and long-term shareholder value, while maintaining its deep commitment to the communities it serves.
Management’s philosophy is founded on disciplined balance sheet management, emphasizing prudent risk oversight, expense control, and the pursuit of quality earning asset growth. This approach incorporates balance sheet resilience and geographic diversification as key elements supporting long-term stability, flexibility, and profitability. Complementing this foundation, the Company remains steadfast in its pursuit of operational excellence, enhancing efficiency, optimizing processes, strengthening digital capabilities, and fostering a performance-driven culture across all business functions. While national economic conditions remained mixed, Hawaii’s economy demonstrated resilience, and the Company remains well-positioned for continued, sustainable growth.
As part of its international business development strategy, the Company continues to pursue partnerships in Japan and Korea to assist individuals interested in investing in Hawaii for personal or business purposes. In support of this initiative, the Company launched a Korean-language website and client support hotline in 2025 to strengthen outreach and facilitate cross-border relationships.
To reinforce its strong brand position, the Company introduced a new multimedia brand campaign in 2025 with the tagline “We got you.” The campaign underscores the Bank’s deep understanding of customer needs, its focus on digital innovation and service excellence, and its longstanding dedication to Hawaii’s small business community — a core value that continues to define its identity.
Pay-for-Performance and What We Delivered in 2025
Our executive compensation program is designed to align leadership rewards with the creation of long-term, sustainable shareholder value, with an emphasis on disciplined profitability, operational efficiency, risk management, and strong strategic execution. In 2025, the Company delivered meaningful progress across these priorities, demonstrating operating leverage, improved profitability, and continued
1.	David S. Morimoto was appointed Vice Chairman, Chief Operating Officer on March 1, 2025, and served as Senior Executive Vice President, Chief Financial Officer prior to such date.
2.	Dayna N. Matsumoto was appointed Executive Vice President, Chief Financial Officer on March 1, 2025.
3.	Kisan Jo ceased serving as an executive officer of the Company for SEC reporting purposes effective September 1, 2025, as part of a realignment of Company executive officers.

37

COMPENSATION DISCUSSION AND ANALYSIS
modernization of key capabilities across the organization. The Committee designed our 2025 executive compensation program to align leadership rewards with the creation of long term, sustainable shareholder value. The program emphasizes disciplined profitability, operational efficiency, prudent risk adjusted growth, and strong strategic execution, with a significant portion of total compensation tied to objective financial and strategic outcomes.
2025 performance highlights that informed compensation outcomes included:
•
Improved profitability and earnings quality: Year-over-year net income increased 45% on a GAAP basis and 24% on a non-GAAP basis (excluding non-recurring items in 2024), reflecting strong balance sheet management and improved profitability, supported by alignment and collaboration across leadership and teams.

•
Meaningful operating leverage: The Company improved the full-year efficiency ratio to 61.05% in 2025, from 68.91% in 2024, driven primarily by stronger revenue performance and disciplined expense management.

•
Enterprise execution and modernization: The Company executed across key enterprise priorities — including Culture/People, Innovation & Technology, and Enterprise Risk Management — reinforcing a strong control environment while enhancing operating effectiveness.

•	External validation and franchise momentum: The Company’s strategic partnerships and third-party recognition reinforced our brand strength, customer focus, and progress on key growth initiatives.
2025 External Recognition and Strategic Partnerships
In addition to financial and operational performance, the Company’s 2025 accomplishments included external recognition and relationship-building that supports the franchise and customer experience.
Strategic partnerships supporting international relationship priorities
•
The Company announced a partnership with Korea Investment & Securities to support the financial needs of Korean individuals seeking opportunities in Hawaii and to support client activity related to investment and business opportunities.

•	The Company announced a partnership with The Kyoto Shinkin Bank to strengthen Hawaii–Japan business connectivity and support customers and businesses engaging between Hawaii and Japan.
Recognition reflecting customer satisfaction and brand strength
•	The Company was named one of Forbes Best-in-State Banks for 2025, based on customer experience measures including satisfaction, trust, service, and digital experience.
•	The Company was recognized again as a Best Place to Work by Hawaii Business Magazine, reflecting the Company’s continued focus on employee experience and culture.
•	The Bank was recognized as Hawaii’s Top Small Business Lender by the U.S. Small Business Administration, reflecting continued support of entrepreneurs and small businesses across the state.
Community engagement and mission-aligned leadership
•	The Company continued to support small business and entrepreneurship, including sponsorship and participation in community events that foster local business growth and community connection.
•	The Company strengthened its role in community development and affordable housing advocacy and continued to pursue partners in support of affordable housing opportunities.
•	The Company developed specialized lending programs for niche markets, including private practice dentists and physicians.
Executive Compensation Philosophy and Objectives
Our compensation philosophy is to (i) attract and retain experienced, high-performing leaders, (ii) incent decisions that strengthen the franchise and improve returns through cycles, and (iii) reinforce a culture that earns performance “the right way” — with appropriate risk discipline and controls.
Accordingly, our executive compensation program is designed to:
•	Attract and retain highly qualified executives to achieve our goals and to maintain an executive management group that can provide success and stability in leadership.
•	Deliver compensation effectively, providing value to the executives in an appropriately risk-controlled and cost-efficient manner.
•	Align executive interests with those of shareholders over the long term.

38	2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
•	Allow flexibility in responding to changing laws, accounting standards, and business needs, as well as the constraints and dynamic conditions in the markets in which we do business.
•	Be supported by strong corporate governance, including oversight by the Company’s Board.
In assessing performance for compensation outcomes, the Committee considered results across:
•	Financial performance (profitability and earnings quality, including core results),
•	Efficiency and operating leverage,
•	Strategic and operational execution, and
•	Risk and control performance (including enhancement of governance frameworks and oversight).
2025 Executive Compensation Highlights
Our executive compensation program is specifically designed to emphasize pay for performance, balance short and long term incentives, reinforce disciplined risk management and control culture, and drive performance relative to our strategic plan and goals. A material portion of total compensation is at risk, contingent on the Company’s financial and strategic performance, and the program is supported by strong corporate governance and oversight by the Board.
Our annual and long-term compensation programs are intended to recognize bank-wide performance and strong individual contributions and performance for 2025 and over the longer-term. Decisions were carefully considered by the Committee to allow us to remain competitive and continue to be able to attract, retain and motivate highly qualified and specialized talent to execute our go-forward strategy. Hawaii’s high cost of living/housing, competition for talent, and the need for competitive pay relative to local competition continue to be critical factors in our executive compensation decisions, and our compensation decisions for all Company employees. Total compensation for our executive team historically has been well below that of local Hawaii banks, presenting a risk to our business. We took steps starting several years ago to address this, and have continued to strengthen our position over the years.
Below is a summary of the key components of our NEOs’ compensation.
Base Salary. In 2025, base salary increases for our NEOs ranged from 2.15% to 24.83% based on market benchmarking (including relative to pay for our local Hawaii competition) and on the promotion of two NEOs. See section below headed “Executive Compensation - Local Labor Market Considerations in Hawaii”, for details on local competitive benchmarking.
Annual Incentive Plan (“AIP”). Funding of our 2025 AIP is based on Core Net Income, Core Efficiency Ratio and Business Plan/NEO Personal Goals performance and is designed to motivate and reward achievement of Company performance, including both strategic and operational objectives. At overall threshold performance, AIP payout is 50% of target and at maximum performance, payout is 200% of target. Based on our 2025 performance, 2025 AIP payouts for our NEOs ranged from 161% to 163% of target.
Long-Term Equity Incentives. Our annual 2025 equity grants were made pursuant to our 2023 Stock Compensation Plan, with grants based on target grant values. The long-term equity awards granted to our NEOs in 2025 provide for one-half of the awards to be performance-based stock units (“PSUs”) and one-half to be time-based restricted stock units (“RSUs”). The PSUs are based on two performance metrics balanced between one-half of the PSUs to be earned based on Core Return on Tangible Common Equity (“ROTCE”), and the other one-half based on relative Total Shareholder Return (“rTSR”) compared to a group of industry peers. Based on our performance over the recently-completed performance cycle, the 2023-2025 PSUs paid out at 100% of target.
2025 Target Pay Mix. The charts below for Arnold D. Martines and our other NEOs illustrate the target compensation established for 2025, consisting of base salary, target annual incentive awards and target 2025 long-term equity awards (consisting of PSUs and RSUs). For 2025, our compensation targets and pay mix were as follows:

39

COMPENSATION DISCUSSION AND ANALYSIS

Financial Performance and Earnings Quality
Management delivered improved profitability and strong earnings momentum year-over-year. Core results reflected effective balance sheet management and improved profitability, supported by alignment across leadership and teams. These outcomes reinforced our pay-for-performance design, where a significant portion of incentive opportunity is earned based on Company results.
Operating Leverage and Efficiency Ratio
In 2025, the Company delivered meaningful operating leverage, improving the full-year efficiency ratio to 61.05% from 68.91% in 2024. We view this improvement as a product of revenue execution and disciplined expense management, alongside targeted investments that simplify work and strengthen operating effectiveness.
2025 Key Financial Highlights
The Company’s 2025 net income was $77.5 million, which increased by 45.1% compared to 2024. Additionally, Return on Assets (ROA) for 2025 was 1.06% as compared to 0.72% in 2024 and Return on Equity (ROE) for 2025 was 13.62% as compared to 10.25% in 2024.
Our earnings in 2025 were impacted by $1.5 million in pre-tax expenses related to the consolidation of the Company’s former operations center into its main headquarters. Our earnings in 2024 were impacted by a pre-tax loss on sale of investment securities of $9.9 million related to investment portfolio repositioning, and $3.1 million in pre-tax expenses related to the Company’s evaluation and assessment of a strategic opportunity in 2024. Excluding these items, for 2025 our non-GAAP adjusted net income was $78.6 million, adjusted ROA was 1.07%, and adjusted ROE was 13.81% in 2025, compared to our non-GAAP adjusted net income of $63.4 million, adjusted ROA of 0.86%, and adjusted ROE of 12.10% for 2024.
The increases in our non-GAAP adjusted net income, ROA and ROE was primarily the result of a higher net interest income and other operating income, partially offset by a higher provision for credit losses and other operating expenses in 2025. The 2025 provision for credit losses was $15.7 million, compared to $9.8 million in 2024.
The Company ended 2025 with $7.41 billion in assets, compared to $7.47 billion at the end of 2024. Total deposits decreased by $34.2 million, or 0.5% from 2024. However, core deposits increased by $19.3 million, or 0.3% from the prior year. The year-over-year decrease in total loans of $43.8 million was primarily due to decreases in our home equity loan portfolio of $76.9 million, consumer loan portfolio of $62.9 million, and residential mortgage loan portfolio of $53.3 million, partially offset by increases in our commercial mortgage loan portfolio of $93.8 million and our construction loan portfolio of $68.0 million.
Non-performing assets were 0.19% of total assets at the end of 2025, compared to 0.15% at the end of 2024. Criticized assets increased to $71.2 million at the end of 2025, compared to $32.8 million at the end of 2024. Non-performing assets and criticized assets remain low and within our expected operating range. We continue to maintain strong asset quality and credit performance.
Due to our strong capital position, we paid cash dividends of an annual amount of $1.09 per share in 2025, which increased from $1.04 in 2024. In 2025, we also repurchased 788,261 shares of our Common Stock for $23.3 million under our share repurchase program, compared to the repurchase of 49,960 shares of Common Stock for $0.9 million in 2024.

40	2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Significant highlights for the year ended December 31, 2025, were as follows:

Net Income and Non-GAAP Adjusted Net Income	Efficiency Ratio and Non-GAAP Adjusted Efficiency Ratio
Net income of $77.5 million, or $2.86 per diluted common share
(EPS) in 2025 increased from $53.4 million, or $1.97 EPS in 2024.

Non-GAAP adjusted net income of $78.6 million, or $2.91 EPS in 2025 increased from $63.4 million, or $2.34 EPS in 2024.
Efficiency ratio improved to 61.05% in 2025, compared to 68.91% in 2024. Non-GAAP adjusted efficiency ratio improved to 60.54% in 2025, compared to 65.10% in 2024.
Total Loans and Deposits	Return on Assets (ROA) and Return on Equity (ROE) and Non-GAAP Adjusted ROA and ROE
Total loans decreased by $43.8 million, or 0.8% over 2024.
Commercial real estate and construction loans increased by
$93.8 million and $68.0 million, respectively, from 2024.
Total deposits decreased by $34.2 million, or 0.5% over 2024.
Core deposits increased by $19.3 million, or 0.3% from 2024.

ROA improved to 1.06% in 2025 from 0.72% in 2024.
Non-GAAP adjusted ROA improved to 1.07% in 2025
from 0.86% in 2024.

ROE improved to 13.62% in 2025, from 10.25% in 2024.
Non-GAAP adjusted ROE improved to 13.81% in 2025, from 12.10% in 2024.

Quarterly Dividends	Pre-Provision Net Revenue (PPNR) and Non-GAAP Adjusted PPNR
Consistent profitability allowed us to increase our cash dividends to a total of $1.09 per share in 2025, compared to $1.04 in 2024.

In addition, we repurchased 788,261 shares of common stock for a total of $23.3 million under our share repurchase plan in 2025, compared to 49,960 shares for a total of $0.9 million in 2024.
PPNR of $114.0 million in 2025, compared to $77.9 million in 2024. Non-GAAP adjusted PPNR of $115.5 million in 2025, compared to $90.9 million in 2024.

Enterprise Execution and Risk Discipline
Management executed across key enterprise initiatives, including talent and leadership development, modernization of technology and operating platforms, and enhancements to risk governance and oversight. These actions strengthened the control environment and positioned the organization to deliver performance in a disciplined, repeatable manner — consistent with the objectives of our compensation program.
2025 Advisory Vote and Shareholder Engagement
In 2025, approximately 98% of the votes cast (for and against) were voted in favor of our named executive officer compensation. The Committee believes that the result of this vote is evidence that the Company’s compensation policies and decisions are in the best interests of its shareholders.
Executive Compensation – Local Labor Market Considerations in Hawaii
No discussion of our executive compensation program is complete without recognizing Hawaii’s unique market for talent and the significant housing and affordability challenges facing our employees and communities. Hawaii continues to experience a very tight job market, with statewide unemployment ending 2025 at approximately 2.2%, among the lowest in the nation, as leaders across the state focus heavily on the cost of living and the availability of workforce housing.
Labor, housing, and cost of living challenges. Employers in Hawaii continue to face several long standing realities that make it harder to recruit and retain key employees and executive talent:
•
Remote location: Hawaii’s geographic isolation, 2,500 miles from the U.S. mainland, makes executive searches more time consuming and relocation decisions more consequential for candidates and their families.

•
Limited talent pool: For specialized and senior leadership roles, the local talent pool is small, requiring employers to compete aggressively for in-state candidates while also recruiting from the mainland, often against organizations that can offer fully remote roles.

•
Extreme housing and living costs: Hawaii remains one of the least affordable housing markets in the country, with median single family home prices on Oahu around or above the one million dollar mark and typical home values statewide above $800,000, while incomes lag the levels needed to afford such homes. Many households devote a large share of income to housing, and average rents in Honolulu for a one-bedroom apartment are estimated at $2,300 per month, underscoring the affordability pressure on working families.

41

COMPENSATION DISCUSSION AND ANALYSIS
Housing and affordability as a statewide focus. Housing affordability has become one of the central issues in Hawaii, directly affecting workforce stability and mobility. State leaders have highlighted the need for tens of thousands of additional housing units and have advanced initiatives to expand affordable and workforce housing, including efforts to bring over 60,000 units into the statewide pipeline and to convert certain short-term rentals into local housing. Even with these efforts, analysts expect prices to remain high overall, with only modest easing in some segments and a “high but sticky” pattern for home values and rents across the Islands.
As a financial institution with a strategic focus on housing and homeownership, the Company views these challenges not only as background conditions but as directly connected to our mission, our customers, and our employees. Access to affordable housing affects our ability to recruit and retain talent at all levels, from front line employees to senior executives, and shapes expectations around pay, benefits and workplace flexibility.
Implications for our compensation program. These statewide realities have a direct impact on our executive compensation philosophy and practices. The combination of a small, highly competitive talent pool, exceptionally low unemployment, and severe housing cost burdens mean employers in many sectors of Hawaii’s economy are effectively competing for the same senior talent. To responsibly attract, motivate, and retain the leadership required to execute our strategy, including our housing and affordability initiatives, we must:
•
Maintain competitive total compensation levels relative to both Hawaii based peers and relevant mainland benchmarks, recognizing the higher cost of living and housing that our executives and employees face.

•
Design incentive opportunities that support long-term performance, sound risk management, and shareholder value, while acknowledging that housing affordability and cost of living pressures are central to the employment value proposition in Hawaii.

•
Continue to monitor legislative, regulatory, and market developments related to housing and affordability, and reflect our role as a housing focused financial institution in how we think about talent, compensation, and benefits across the organization.

The Company places significant priority on managing its leadership talent pipeline and succession plans, and on careful, competitive benchmarking for NEO and senior executive roles. In this environment, every sizable employer in Hawaii is a potential competitor for the executive talent we seek to attract and retain, reinforcing the importance of a market competitive, performance aligned compensation program that reflects the realities of Hawaii’s housing and affordability landscape.
To help illustrate the impact of Hawaii market considerations, the table below compares the market competitiveness of our CEO’s 2025 target compensation, relative to recent peer and local market data.

	Company CEO Percentile Rank
	Salary	Target Total Cash	Target Total Direct Compensation
Company Peer Group	42%	51%	51%
Local Publicly Traded Companies	20%	17%	5%
Local Publicly Traded Banks	Lowest	Lowest	Lowest

42	2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Governance
The Company’s executive compensation program is supported by strong corporate governance and Board oversight.

The Role of the Committee
Oversight of Executive Compensation. The Committee (comprised of independent directors) oversees and makes recommendations to the Board of Directors on compensation matters as it relates to all NEO’s, including the approval of their compensation. The Committee also evaluates and recommends to the Board, appropriate policies and decisions relative to executive officer compensation and benefits, including oversight, design and administration of executive compensation programs and the Company’s compensation policies, practices, and incentive plans for non-executives. The Committee also oversees preparation of executive compensation disclosures for inclusion in our Proxy Statement.
Board Oversight of CEO compensation. Subject to the recommendation of the Committee, all the independent directors of the Board review and approve the compensation for the CEO.
Independent Compensation Consultant. The Committee retains an independent executive compensation consultancy, Pay Governance, to advise the Committee on compensation matters under the oversight and responsibilities as defined by the Compensation Committee Charter. The Committee, in its sole discretion selects the consultants, approves their fees and defines their scope of responsibilities.
Periodically, the Committee will conduct an assessment of its compensation consulting service and may obtain proposals from different consulting firms to ensure fairness, competition, and value; and that the compensation consultant provides the best fit for the Committee’s objectives. The most recent assessment was conducted in 2025.
Independent Legal Advisor. The Committee retains an independent legal advisor, Manatt, Phelps & Phillips, LLP, to advise on executive compensation compliance with legal and regulatory requirements.
Active Committee Engagement. The Committee meets on a regular basis and routinely meets in executive sessions without management present. In 2025, the Committee held seven meetings to discuss compensation matters; one of which was a joint meeting with the Board Governance Committee.

The Role of the Compensation Consultant
Compensation Consultant Activities. Pay Governance advised the Committee with respect to pay and program designs for 2025. Pay Governance provided market benchmarking information and advisory services related to board and executive compensation, executive compensation plan design features, positioning to market, regulatory compliance, and review and development of various incentive plans – all of which was considered by the Committee in the development of the Company’s 2025 programs.

The Role of Management in Compensation Decisions
Role of Management. The Committee seeks input from management, including our Chairman, President & CEO; our Vice Chairman, Chief Operating Officer, our Executive Vice President, Chief Financial Officer, and our Executive Vice President, Chief People Officer; in the design and structure of our executive compensation programs. In determining the appropriate compensation elements and levels for our CEO, the Committee meets outside the presence of management, but may receive input from management as requested by the Committee prior to making such determinations. With respect to the compensation of our other NEOs, the Committee meets outside the presence of management, other than as requested by the Committee and/or by our Chairman, President & CEO.

Compensation Management & Risk Mitigation
Compensation Risk Management. Committee oversight includes evaluating and monitoring the Company’s compensation programs, policies, and practices, which could have a material adverse effect on the risk profile of the overall Company. The Committee conducts at least annual reviews to confirm that all compensation plans, structures, and arrangements do not have a reasonable likelihood to encourage excessive and unnecessary risk taking and do not pose a threat to the overall value of the Company.
In 2024, the Committee approved and management implemented an Incentive Compensation Risk Assessment Policy to set forth principles that are intended to ensure the Company’s incentive compensation arrangements appropriately balance risks, costs and benefits to the Company; appropriately tie rewards to longer-term performance; are consistent with the Company’s safety and soundness; and are structured to not encourage imprudent risk taking. Risk reviews are conducted with the advice of the independent compensation consultant and independent legal advisor. The overall finding from these reviews is that the Company is confident its plans, policies and practices individually and in their entirety do not encourage unnecessary or excessive risk taking that would be reasonably likely to have a material adverse effect on the Company or threaten the overall value of the Company.

43

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Governance Practices
The Company has strong compensation governance practices that reinforce our principles, support sound risk management and are stockholder-aligned:

What We Do	What We Don’t Do
•
Align executive pay and performance
•
Cap annual incentive payments
•
Provide equity compensation based on pre-set, objective performance goals
•
Subject our NEOs and Board members to robust stock ownership guidelines
•
Include NYSE compliant clawback policy and clawback provisions in our incentive compensation programs
•
Conduct an annual say-on-pay vote
•
Use independent advisors to support the Committee

•
Don’t provide Section 280G, 409A or other tax gross-up payments
•
Don’t provide retirement benefits to executives that are materially different from those available to all employees
•
No guaranteed bonuses for our NEOs
•
Don’t permit short selling or trading in put options or call options or other hedging instruments in our securities

Compensation Peer Group
Each year, with assistance from the independent compensation consultant, the Committee reviews the compensation practices of our peers to assess the competitiveness of the compensation program for our NEOs. Although benchmarking is used to compare compensation structures and levels to our peers, it is only one of the tools used by the Committee to determine total compensation. Benchmarking is used by the Committee primarily to ascertain competitive total compensation levels (including base salary, annual cash incentives, equity awards, and employee benefits) with comparable institutions. Peer performance, market factors, the Bank’s performance and individual performance are all factors that the Committee considers when establishing total compensation, including incentives.
In addition to the peer group used below, the Committee also looks at compensation using a separate group of local Hawaii public companies as a supplemental frame of reference. This is done to fully consider our employment circumstances, including hiring challenges and retention risk, as a bank in a small, local and hyper-competitive market for qualified talent. Our leadership team is small and our NEOs are among the recruiting pool for local competitors. Executive turnover would not only be disruptive for our Company, especially given our strategic initiatives, but turnover also creates operational risk and increased opportunity cost and replacement cost from a timing, compensation, resource and business perspective. For additional information, refer to above “Executive Compensation – Local Labor Market Considerations in Hawaii.”
The Committee reviews the composition of the Compensation Peer Group on an annual basis and modifies the group as necessary as a result of mergers, changes to banks within the group, or changes within the Company. The 2025 Compensation Peer Group was selected based primarily on certain current market criteria, including the following:
•	U.S. headquartered regional banks traded on a major U.S. stock exchange
•	Total assets generally ranging from $3 billion to $20 billion
•	Similar business model characteristics
•	Banks in “high price” metro markets
•	Preference for banks in Hawaii and with West Coast headquarters

44	2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
The 2025 Compensation Peer Group consisted of 16 peers at the beginning of 2025. The peers for 2025 were the same as for 2024. Due to acquisitions during the year of companies in our Peer Group, the Compensation Peer Group ended 2025 with 12 peers. The Company was positioned at the 32nd percentile in terms of asset size as of December 31, 2025.

Company	Ticker	Total Assets ($ in millions)
Amalgamated Financial Corp.	AMAL	$8,870
Bank of Hawaii Corporation	BOH	$24,176
Bank of Marin Bancorp	BMRC	$3,905
ConnectOne Bancorp, Inc.(1)	CNOB	$14,003
First Foundation Inc.	FFWM	$11,904
First Hawaiian, Inc.	FHB	$23,955
Hanmi Financial Corporation	HAFC	$7,869
Heritage Financial Corporation	HFWA	$6,967
HomeTrust Bancshares, Inc.	HTBI	$4,546
OceanFirst Financial Corp.	OCFC	$14,564
TriCo Bancshares	TCBK	$9,822
Westamerica Bancorporation	WABC	$5,960
Brookline Bancorp, Inc.(2)	BRKL	N/A
HomeStreet, Inc.(3)	HMST	N/A
Sandy Spring Bancorp, Inc.(4)	SASR	N/A
Territorial Bancorp Inc.(5)	TBNK	N/A

	75th Percentile	$14,143
	Median	$9,346
	25th Percentile	$6,716
Central Pacific Financial Corp.	CPF	$ 7,409
	PERCENTILE RANK	32%

(1)	Reflects the combined entity resulting from the merger of The First of Long Island Corporation into ConnectOne Bancorp in June 2025
(2)	Brookline Bancorp was acquired by Berkshire Hills Bancorp in September 2025
(3)	HomeStreet was acquired by Mechanics Bancorp in September 2025
(4)	Sandy Spring Bancorp was acquired by Atlantic Union Bankshares in April 2025
(5)	Territorial Bancorp was acquired by Hope Bancorp in April 2025
Executive Compensation Framework
Our compensation program is comprised of multiple components, including annual base salary, annual cash incentive, annual long-term equity grants, and employee benefit programs. We believe that over the long-term, a combination of pay components is essential to attract and retain executives and to incentivize them to achieve strategic operating and financial goals. There is no set formula to determine the mix of the various pay components and our use of the components may change from year to year based on the Company’s circumstances, market conditions, and competitive market for executive talent, particularly the hyper-competitive labor market in Hawaii as described above in “Executive Compensation – Local Labor Market Considerations in Hawaii”.
The Committee and the Board believe that it is important to provide market-based compensation that will attract and retain highly talented executives with the appropriate competencies and skills necessary for the Company’s continued success. Such compensation would include the full range of compensation components, including incentive awards that vary with financial performance, based on achieving our strategic plan and goals without encouraging excessive and unnecessary risk taking that could threaten the overall value of the Company. Equally important is the need to maintain shareholder confidence and to comply with regulatory executive compensation restrictions and guidance by developing appropriate compensation structures.

45

COMPENSATION DISCUSSION AND ANALYSIS
Therefore, the Committee evaluates our compensation program and its related components on an ongoing basis. Adjustments are made to the compensation structure as appropriate to maintain the Company’s competitive position for executive talent, consistent with our compensation philosophy and objectives, and within the parameters of regulatory restrictions and guidance. Our annual compensation program is structured as follows:

	Compensation Element / Purpose	Fixed or At Risk	Annual or Long-Term	Cash or Equity
Annual Cash Compensation
Base Salary
Reflects each executive’s position, individual performance, experience, and expertise. In general, our compensation structure sets base salary at approximately the 50th percentile relative to the Compensation Peer Group members
		Fixed	Annual	Cash
	Annual Incentives Provides variable compensation based on achievement of Company, Business Plan and Personal objectives	At Risk	Annual	Cash
Long-Term Equity Incentive Compensation
Performance Stock Units (PSUs)
Provides incentives to motivate and retain executives and to reward for long-term Core Return on Tangible Common Equity (ROTCE) performance against target, and Total Shareholder Return (TSR) relative to the component companies of the Standard and Poor’s (“S&P”) SmallCap 600 Commercial Bank Index
		At Risk	Long-Term	Equity
	Restricted Stock Units (RSUs) Provides incentives for retention and long-term creation of shareholder value over the vesting period	At Risk	Long-Term	Equity

Base Salary
We pay our executives base salaries intended to be competitive with our Compensation Peer Group and the local market, and consider the executive’s experience, performance, responsibilities, and past and potential contribution to the Company. The objective of paying a base salary is to provide a base level of compensation that fairly reflects the executive’s job responsibilities and scope of the role performed within the Company. There is no specific weighting applied to the factors considered in setting the level of base salaries, and the Committee uses its own judgment and expertise in determining appropriate salaries within the parameters of our compensation philosophy and objectives. While there continues to be a strong focus on collaboration and teamwork, modest adjustments have been made to base salaries over time to recognize the differences in the scope of the positions and individual contributions.
In making base salary decisions, the Committee also considers the positioning of projected total compensation with target-level performance incentives. Because we set incentive opportunities as a percentage of base salary, changes in base salary have a compound effect on total compensation. Before recommending base salary changes to the Board, the Committee reviews the projected total compensation based on the proposed base salaries, considering both internal and external equity, and confirms that total compensation for the CEO and other NEOs are appropriately aligned with the market.
The table below shows the NEOs’ annual base salaries for 2025 and how these changed compared to 2024.

Name	2024 Base Salary	2025 Base Salary	% Change
Arnold D. Martines	$675,000	$715,000	5.93%
David S. Morimoto	$500,000	$525,000	5.00%
Ralph M. Mesick	$395,000	$403,000	2.03%
Dayna N. Matsumoto	$290,000	$362,000	24.83%
Kisan Jo	$320,000	$327,000	2.19%

The 2025 salary adjustments for the NEOs resulted from a formal market study, in which NEO compensation was compared to the Compensation Peer Group and the local market for similar roles. For Messrs. Martines, Mesick, and Jo salary adjustments were made based on market alignment and business requirements. For Mr. Morimoto, salary adjustment was due to his promotion to Vice Chairman, Chief Operating Officer. For Ms. Matsumoto, salary adjustment was due to her promotion to Executive Vice President, Chief Financial Officer and appointment as a member of the Executive Committee.

46	2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Annual Incentive Compensation
We use our AIP to provide variable compensation based on achievement of Company, Business Plan and Personal objectives. As with other key elements of our executive compensation program, the Committee annually reviews the design, performance metrics and target opportunities for our NEOs. Each year the Committee, in consultation with the independent compensation consultant, reviews the compensation practices of the Company’s peers to assess and select robust annual Company goals that will strengthen the Bank and be in the best interests of the Company and its shareholders. Peer practices, market factors, and the Bank’s short-term and long-term objectives are all considered during the annual goal-setting process.
For the 2025 AIP, the Committee used a balanced scorecard approach to goal setting that included both quantitative and qualitative factors. Net Income and Efficiency Ratio comprise the plan’s quantitative factors and represent 70% of the target opportunity. Goals for these factors were set based on the Bank’s budget for 2025, which considered a forecast of economic conditions in Hawaii, historical performance of other (high-performing) peer companies, and our strategic plan and operating objectives for the year. Business Plan/Personal goals are more qualitative in nature and were determined based on a combination of support and front-line strategic initiatives that help us achieve our financial targets.
The AIP components for 2025 included:

Corporate Goals	Outcomes	Shareholder Link
Core Net Income Higher, more durable earnings
•
Growing Core Net Income increases retained earnings and capital generation, supporting dividends, share repurchases (where applicable), and reinvestment into the business.

•
Consistent earnings reflect the ability to grow revenues through balance sheet growth and/or net interest margin expansion, while managing credit reserves/charge-offs and expenses.
Stronger and more consistent earnings typically translate into higher EPS trajectory and can support a higher valuation multiple if investors view the earnings as repeatable.

Core Efficiency Ratio Operating leverage and scalability
•
Drive positive operating leverage by growing revenues at a faster pace than expenses.

• Improve efficiency of operations with the use of technology, automation and structural cost optimization that creates capacity and ability to scale.
Better efficiency creates operating leverage — revenue growth results in bottom line earnings growth — supporting improved ROA/ROE over time.

Business Plan/Personal	Outcomes	Shareholder Link
Innovation & Technology Revenue enablement plus lower loss/incident risk
•
Strong technology infrastructure reduces the probability and severity of operational disruptions that can cause direct losses, reputational harm, and regulatory friction.

• Innovative systems enable and support growth, leading to better customer conversion, onboarding, cross-sell, and service consistency.
Technology spend that both enables revenue and reduces tail-risk improves risk-adjusted returns and can lower the bank’s “risk discount” in how investors value the franchise.

Culture & People Execution capacity and lower hidden costs
•
Positive culture leads to employee retention and reduces recruiting/training costs and protects service quality and relationship continuity — especially important in banking where relationships drive loans, deposits, and referrals.

• Leadership training and development builds bench strength, improving execution and succession readiness.
Stable, capable teams deliver strategy consistently and reduce operational mistakes — supporting steadier results and lower “key person” risk.

Risk Management Protects capital and reduces volatility
•
Strong risk management with clear entity-wide policies and standards establish how the organization is run and enables good decision making and leads to improved discipline, early warning, and control effectiveness.

• These reduce the chance of: credit surprises, model errors, fraud losses, compliance issues, and reputational events.
Better risk governance protects capital and reduces earnings volatility — both of which support stronger long-term compounding and investor confidence.

47

COMPENSATION DISCUSSION AND ANALYSIS

AIP Metric	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
Core Net Income	50%	$54,087,200	$67,609,000	$81,130,800
Core Efficiency Ratio	20%	65.79%	63.26%	60.73%
Business Plan/Personal Goals	30%	Assessed by the Compensation Committee

NEOs’ target AIP opportunities for 2025 are shown below.

2025 AIP Target (% of Base Salary)
Arnold D. Martines	100%
David S. Morimoto	75%
Ralph M. Mesick	75%
Dayna N. Matsumoto	50%
Kisan Jo	50%

2025 AIP Results
Incentive payout is based on Core Net Income, Core Efficiency Ratio and Business Plan/Personal Goals results, relative to pre-established goals and objectives. Core Net Income and Core Efficiency Ratio are adjusted to exclude any material income or expense items that are non-recurring in nature and out of the ordinary course of business. For 2025, there were no such items, therefore Core Net Income and Core Efficiency Ratio were unadjusted from actual Net Income and Efficiency Ratio for AIP payout determination purposes.
Individual awards are capped at 200% of target amounts overall. 2025 targets and actual results are reflected below. Core Net Income performance was 115% of target, which resulted in AIP payout at 173% of target for the Core Net Income portion. Core Efficiency Ratio was -3.49% of (better than) target, which resulted in AIP payout of 187% of target for the Core Efficiency Ratio portion. For Business Plan/Personal Goals, the NEOs exceeded expectations, demonstrated by successful management of the Bank’s financial goals which drove exceptional financial performance, leadership strengthening, market expansion, low employee turnover, improvement in operational efficiencies, advancements in technology and security, and noteworthy local and national recognition. This resulted in AIP payout at 125% of target for our CEO and AIP payout at an average 144% of target for our other NEOs for the Business Plan/Personal Goals portion. The tables below highlight notable Business Plan and Personal Goals achievements by the NEOs.
2025 Business Plan Achievements

Initiative	Accomplishments
Revenue Growth
• Increased core total revenue by 12% from the prior year.
• Diversified revenue sources to increase durability and manage risk.
• Established Japan and Korea strategic partnerships, laying groundwork for further relationship building and growth in low-cost deposits.

Innovation & Technology
•
Deployed a new modernized branch banking system, creating significant efficiencies and strengthening sales and support for customers.
• Implemented top tier data center with strengthened disaster recovery, data security, redundancy and operational performance.

Culture & People	• Positive employee engagement and culture drove continued employee retention that outperformed peer benchmarks. • Enhanced focus on employee growth, development and succession planning.
Risk Management	• Institutionalized enterprise-wide governing objective of capital stewardship to enhance shareholder value. • Implemented stronger enterprise risk objectives and risk appetite framework.

48	2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
2025 NEO Personal Achievements

Arnold D. Martines
•
Led the organization to significantly exceed financial targets and drive total shareholder return well above comparable peers.
• Enhanced strategic focus and clarity around the Company’s drivers of growth, operational excellence and capital strategy.
•
Created stronger balance sheet resilience and income durability through focus on diversification and strong risk management.
• Strengthened leadership by promoting key executives and realigning key functions while optimizing allocation of resources. Reconstituted committees to drive greater clarity, accountability, and execution.
•
Received local and national recognitions, reflecting continued focus on employee and customer experience.

David S. Morimoto
•
Delivered net loan growth in commercial mortgage and construction loans, while improving overall loan portfolio composition.
•
Managed reduction in higher-cost CDs while maintaining core deposits stable.
•
Reorganized sales leadership and recruited seasoned talent to sharpen go-to-market execution.
•
Advanced sales management focus and discipline positioning the bank for growth.
•
Executed successful internal CFO succession, preserving financial leadership continuity and showcasing executive bench strength.

Ralph M. Mesick
•
Advanced enterprise risk management program including establishing overall governing objective and risk appetite framework.
• Improved organizational decision making around risk adjusted capital returns and capital allocation.
• Led continued strong asset quality and robust credit processes.
• Drove meaningful technology and operational enhancements, while adding skills and resources to position for future success.

Dayna N. Matsumoto
• Provided disciplined financial stewardship and strengthened profitability, liquidity, capital, and risk management.
•
Grew net interest margin through effective pricing strategies, and improved efficiency with operational expense management.
• Bolstered investor relations through strategic communications and engagement.
• Led balance sheet and capital initiatives, including debt optimization.

Kisan Jo
•
Provided leadership over Branch Banking and Wealth Management that drove improved customer experience and continued strong brand and community presence.
•
Successfully implemented new branch system that created efficiencies while continuing to provide seamless client service.
•
Advanced International strategy via Japan and Korea partnerships, internships, and digital relaunch.

49

COMPENSATION DISCUSSION AND ANALYSIS
AIP Payouts
As used in determining individual awards for 2025, the two Corporate Goals of Core Net Income and Core Efficiency Ratio, applied to all NEOs and are weighted 50% Core Net Income and 20% Core Efficiency Ratio for a total corporate goals weighting of 70%. Based on the Company’s actual performance relative to Core Net Income and Core Efficiency Ratio goals, and the Committee’s assessment of Business Plan and NEO Personal Goals achievements described above, it was determined that such achievements merited overall payout at the percentages of target noted below. Formulaic AIP results are subject to negative discretion by the Committee; the Committee considers input from chairs of the Audit and Board Risk Committees prior to the determination of final awards. The Committee did not use its discretion to reduce AIP awards for 2025.

AIP Metric	Weighting	Target	Actual	Result	Payout %	Weighted %
Core Net Income	50%	$67,609,000	$77,480,001	115%	173%	87%
Core Efficiency Ratio	20%	63.26%	61.05%	-3.49%	187%	37%
Business Plan / Personal Goals	30%	Meets Expectations	Exceeds Expectations		125%(1)	38%
				Final Incentive Pool Payout:		161%

(1)	Based on CEO achievement percentage.
In January 2025, the Committee approved the payment of cash incentives to NEOs. The incentive amounts were determined considering each NEO’s target opportunity based on the Company’s 2025 performance against the Corporate Goals and on the NEOs’ achievements (described in “2025 NEO Personal Achievements” above) and corresponding individual performance ratings. The table below summarizes the Committee approved annual incentive payment to our NEO’s.

	Base Salary	Target ICP %	Target ICP $	Final Award	Award as % of Target
Arnold D. Martines	$715,000	100%	$715,000	$1,154,010	161%
David S. Morimoto	$525,000	75%	$393,750	$640,434	163%
Ralph M. Mesick	$403,000	75%	$302,250	$491,610	163%
Dayna N. Matsumoto	$362,000	50%	$181,000	$292,134	161%
Kisan Jo(1)	$327,000	50%	$163,500	$177,377	108%

(1)
Kisan Jo’s, final award of $177,377 (108% of target) represents a prorated payout for eight months (8/12s of 161% of target), which is the period of time Mr. Jo served as an executive officer of the Company for SEC reporting purposes in 2025. Mr. Jo ceased serving as an executive officer of the Company for SEC reporting purposes effective September 1, 2025, as part of a realignment of Company executive officers. Mr. Jo also received a bonus in the amount of $86,160 for his service as an employee during the final four months of 2025.

Long-Term Incentives
We use annual grants of long-term equity incentives (“LTIs”) to encourage ownership, foster retention, and align executives’ interests with the long-term interests of shareholders. As with our AIP, the Committee annually reviews the design, performance metrics and target opportunities for our NEOs. For 2025 LTI grants, components of performance metrics, performance targets and payout opportunities were established in line with market practices including the designs and practices of companies in our Compensation Peer Group and of local Hawaii companies with whom we compete for talent. For 2025, the Committee approved LTI awards based on an equal balance between time-based RSUs subject to annual vesting over three years, and performance-based PSUs subject to three-year cliff vesting. The number of shares earned under the PSUs is based 50% on a Core Return on Tangible Common Equity (ROTCE) metric and 50% on a relative Total Shareholder Return (rTSR) metric. The Committee believed that an equal split of time-based and performance-based awards continued to be appropriate in the current strategic and competitive environment, and ongoing challenges associated with the hyper-competitive Hawaii labor market.
The following describes the PSU portion of the LTI award:
•
Below threshold, LTI payout is 0% for each of the ROTCE and rTSR metrics. The ROTCE threshold is 80% of the target average ROTCE during a three-year performance period and the rTSR threshold is the 25th percentile of the S&P SmallCap 600 Commercial Bank Index.

•	At threshold, LTI payout for each of the ROTCE and rTSR metrics is 50% of target payout.
•
At maximum, LTI payout is 200% of target for each of the ROTCE and rTSR metrics. The ROTCE maximum is 120% or higher of the target average ROTCE during a three-year performance period, and the rTSR maximum is the 75th percentile or higher of the S&P SmallCap 600 Commercial Bank Index.

50	2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
•	The rTSR component has a TSR governor such that if the Bank’s rTSR performance exceeds target, but the Bank’s TSR is negative, the payout is capped at 100% of target.
The actual number of shares earned will be based on the following grids, with straight-line interpolation between achievement levels:

Average ROTCE	Earned Percentage
Below 80%	0%
80%	50%
100%	100%
120% and above	200%

Company TSR Relative to the S&P SmallCap 600 Commercial Bank Index	Earned Percentage
Below 25th Percentile	0%
25th Percentile	50%
50th Percentile	100%
75th Percentile and above	200%

In 2025, the Committee recommended to the Board, and the Board approved, annual long-term equity grants (made in February 2025) with the performance and time features described above. The incentive opportunity for each NEO as well as the plan design was developed in consultation with our independent compensation consultant. The Committee reviewed the equity opportunities to align with our pay-for-performance philosophy and to provide competitive incentive opportunities for our NEOs. The annual long-term equity opportunity received by each NEO was based on a target dollar amount as follows:

Name	2025 Target Equity Opportunity	RSU Portion	PSU Portion
Arnold D. Martines	$775,000	50%	50%
David S. Morimoto	$393,750	50%	50%
Ralph M. Mesick	$302,250	50%	50%
Dayna N. Matsumoto	$181,000	50%	50%
Kisan Jo	$163,500	50%	50%

In February 2025, the NEOs received annual long-term equity grants of PSUs and RSUs under the 2023 Stock Compensation Plan. The grants were divided equally between performance-based PSUs and time-based awards RSUs such that the number of RSUs and the target number of PSUs each represents 50% of the equity mix for each NEO. In addition, the PSUs are equally split with half of the PSUs earned based on average Core Return on Tangible Common Equity (ROTCE) and the other half earned based on relative Total Shareholder Return (rTSR) to companies in the S&P SmallCap 600 Commercial Bank Index. For all NEOs the PSUs use a three-year average (2025, 2026 and 2027) for measuring ROTCE performance and a three-year period from February 15, 2025 through February 15, 2028 for measuring rTSR performance. The PSUs that are earned cliff-vest on February 15, 2028. The number of shares earned is based upon the level of attainment of the ROTCE and rTSR performance metrics. The ROTCE targets were based on a three-year financial forecast that was utilized by Management and the Board in their strategic planning and capital planning process using reasonable assumptions of the economy and market interest rates that were largely aligned with market consensus estimates at the time. The selection of the S&P SmallCap 600 Commercial Bank Index for the rTSR metric was based on its broad use as a benchmark for performance within the industry. If a given threshold is not achieved, no shares are earned or issued. The stretch opportunity is capped at 200% of target for both the ROTCE and rTSR metrics. The rTSR component has a TSR governor such that if the Bank’s rTSR performance exceeds target, but the Bank’s TSR is negative, the award is capped at 100% of target. With respect to the grant of RSUs, vesting is time-based, whereby the grant vests in equal annual installments over a three-year period.

51

COMPENSATION DISCUSSION AND ANALYSIS
The number of shares of Common Stock subject to RSUs and PSUs (at target) granted in February 2025 to NEOs is provided in the table below.

Name	PSUs (ROTCE) #	PSUs (rTSR) #	RSUs #	Target Award Value $
Arnold D. Martines	6,526	6,525	13,052	$774,998
David S. Morimoto	3,316	3,315	6,631	$393,749
Ralph M. Mesick	2,545	2,545	5,090	$302,244
Dayna N. Matsumoto	1,524	1,524	3,048	$180,990
Kisan Jo	1,377	1,376	2,753	$163,473

To allow shareholders to assess the link between corporate performance and compensation, the Committee is committed to disclosing in this Compensation Discussion and Analysis the achievements for our performance share units at the end of each performance period. The Committee believes, however, that disclosing our long-term targets for ROTCE prospectively would give substantial insight into the Company’s confidential, forward-looking strategies, and could therefore place the Company and our shareholders at a competitive disadvantage.
Results of 2023-2025 PSU Performance Cycle
In 2023, the PSUs granted to the NEOs were based on 50% three-year average ROE and 50% rTSR (with a three-year performance period), the achievement of which resulted in a total payout of 100% of target shares awarded.
The payout factors for the respective grants were determined based on the following outcomes from the individual performance metrics as summarized below:

	Grant Details				Performance Achieved
	Performance Weight	Threshold Performance	Target Performance	Maximum Performance	Actual Achieved	Payout Factor Achieved	Payout (Weight x Percentage Achieved)
ROE - 3 Year	50%	13.38%	16.73%	20.08%	12.08%	0.00%	0.00%
rTSR - 3 Year(1)	50%	P25	P50	P75	P88	200.00%	100.00%
Payout Factor		50%	100%	200%		Total Payout Factor	100.00%

(1)	TSR performance was measured relative to the S&P 600 SmallCap Bank Index over the three-year period from February 15, 2023 to February 15, 2026.
Timing of Equity Grants
The Company’s guidelines regarding the equity grant process and related controls help ensure that all equity grants to employees and directors are reported and disclosed correctly and accurately, are properly accounted for, and receive proper tax treatment. The grant guidelines are designed to avoid making regular grants during a regularly scheduled Company blackout period, to avoid having the timing of grant dates be affected by material nonpublic information, and to confirm the use of no less than the closing price of our stock on the grant date in valuing the grants as a percentage of an executive’s base salary. Grants take place on the 15th day of February, May, August and November or the next available trading day if the 15th falls on a holiday or weekend, unless for legal reasons (including expanded black-out periods) such grants on advice of legal counsel should be postponed. The Company does not grant stock options or similar equity awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, nor do we time the public release of such information based on stock option grant dates. In addition, we do not grant stock options or similar equity awards during periods in which there is material nonpublic information about our Company, including (i) outside a “trading window” established in connection with the public release of earnings information under our Stock Trading Policy or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. The Company has not granted any stock options or similar equity awards as part of its compensation program to its employees or directors since 2012.

52	2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Other Compensation
NEOs are provided the same level of employee benefits as all other employees of the Company and the Bank. As such, they are eligible to participate in the Company 401(k) Retirement Savings Plan as well as standard health, life and disability insurance benefits. In addition, NEOs receive certain perquisites such as Company-paid club membership dues and transportation services. The total amounts of these items are reflected in the “All Other Compensation” column of the Summary Compensation Table. The Committee believes that these items enhance the effectiveness of our key executives and are consistent with industry practices in comparable banking companies. The Committee regularly reviews the benefits and perquisites we provide.
Adjustment or Recovery of Awards
Our long-term incentive plan currently permits us to cancel or terminate outstanding awards for any reason, and to recover awards that are based on materially inaccurate information or have encouraged unnecessary and/or excessive risk. Likewise, our current annual incentive plan permits us to recover any payment that is based on materially inaccurate information or has encouraged unnecessary and/or excessive risk. In addition, Section 304 of the Sarbanes-Oxley Act mandates the recovery of incentive awards that would not otherwise have been paid in the event we are required to restate our financial statements due to noncompliance with any financial reporting requirements as a result of misconduct. In that case, the CEO and CFO must reimburse us for (1) any bonus or other incentive or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of our securities during those 12 months. Pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Securities and Exchange Commission has adopted a final rule and approved the NYSE listing standard implementing rules prohibiting the listing of any security by an issuer that fails to adopt a compliant clawback policy for any current or former executive officer if the Company is required to file a financial restatement as a result of material noncompliance with applicable securities laws. This clawback policy applies to incentive-based compensation during the three-year period preceding the date on which the issuer is required to prepare an accounting restatement, based on the erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement. In accordance with the NYSE listing standard, the Board of Directors adopted a compliant clawback policy on September 21, 2023, which was filed with the SEC on February 21, 2024, with our Annual Report on Form 10-K for the year ending December 31, 2023.
Stock Ownership Guidelines
The Board-adopted Stock Ownership Guidelines are applicable to all Board members and NEOs of the Company and Bank, which guidelines have been updated periodically, most recently effective October 2024. The purpose of the guidelines is to define ownership expectations for these individuals so that their interests align more closely with those of our shareholders.
The following is a summary of the current Stock Ownership Guidelines.

Position	Multiple of Base Salary or # of Shares	Timeframe to Achieve Multiple
Director (Non-Company/Bank Management)	Lesser of 25,000 shares or the value of five times the annual cash retainer(1)	5 years
CEO	50% of the after-tax net number of shares granted and vested, until such time as the amount of ownership has a market value of four times annual base salary
5 years
Should the multiple not be achieved within the stated timeframe, 100% of the net, after-tax shares vested under equity awards after the end of the timeframe, must be held until the multiple is achieved.

Executive Vice President & Executive Committee Member	50% of the after-tax net number of shares granted and vested, until such time as the amount of ownership has a market value of one and one-half (1½) times annual base salary
5 years
Should the multiple not be achieved within the stated timeframe, 100% of the net, after-tax shares vested under equity awards after the end of the timeframe, must be held until the multiple is achieved.

(1)	Includes shares credited to deferral accounts of directors under the DDC Plan.

53

COMPENSATION DISCUSSION AND ANALYSIS
For purposes of counting and determining the shares of CPF common stock owned, in order to determine if the minimum share ownership requirements have been satisfied, the following may be counted:
•	Shares of CPF common stock
○	directly or jointly held by the director/executive;
○	held in a trust which was funded by the director/executive;
○	that a director/executive holds in a pension, retirement or other benefit plan or account for their benefit;
○	held in a custodial, fiduciary, agent or like arrangement, for the benefit of others, but funded by the director/executive;
○	credited to a director’s account as a deemed investment under the DDC Plan;
○	held in a charitable foundation or non-profit entity funded by the director/executive or in which the director/executive is an officer or director;
○	which a director/executive has beneficial ownership of; and/or
○	that are subject to time-based restricted stock units that a director/executive has been granted under the Stock Compensation Plan.
•	Restricted shares of CPF common stock
Mr. Martines has met his increased stock ownership requirement arising from his appointment to President and CEO in January 2023, ahead of the five-year time-frame, as a result of the vesting and grant of equity awards in February 2026. Mr. Morimoto has met the requirement. Ms. Matsumoto has met the requirement arising from her appointment as a member of the Executive Committee in 2025, ahead of the five-year time-frame, as a result of the vesting and grant of equity awards in February 2026. Mr. Mesick has not yet met the requirement, given his appointment as a member of the Executive Committee occurred in 2024. However, he is on track to meet the requirement within the five-year time-frame. Mr. Jo is no longer an Officer of the Company, and therefore the requirement no longer applies to him.
Messrs. Martines, Morimoto, and Mesick and Ms. Matsumoto have not sold CPF shares at any time during the past three years, but have had withholding taxes deducted from shares delivered to them upon the vesting of equity awards. Mr. Jo did not sell any CPF shares at any time while he was an Officer of the Company and subject to the Stock Ownership Guidelines.
Prohibition of Hedging Securities
Consistent with our Board’s belief that significant share ownership by directors and executive officers strengthens the alignment of their interests with our stockholders and promotes our long-term business objectives, we do not permit our directors and executive officers to enter into hedging and monetization transactions, engage in short sales or trade put or call options in the Company’s securities. We believe that such transactions can mitigate or eliminate the economic risk of ownership and disincentivize such individuals from seeking to improve the Company’s performance and consequently can impair their alignment with our stockholders’ interests.
Employment Agreements
None of the current NEOs has an employment agreement with the Company and each is employed on an “at will” basis.
Change-In-Control Agreements
All NEOs hold unvested restricted stock units (RSUs and PSUs) granted under the Company’s 2013 and 2023 Stock Compensation Plans. Outstanding awards under these plans provide for accelerated vesting upon a change-in-control only if employment also terminates in connection with the change-in-control. See the “Potential Payments Upon Change-in-Control” section later in this document, which reflects such potential payments as of December 31, 2025.
Tax and Accounting Considerations
In selecting appropriate compensation elements, the Committee reviews extensive modeling analyses and considers the related tax and accounting issues. Section 162(m) of the Internal Revenue Code generally places a limit on the tax deduction for compensation in excess of $1 million paid in any tax year to any of our current or former NEOs (and for years after 2026, the next five highest compensated employees). The Committee has retained the flexibility to pay compensation including incentive compensation, that would exceed the $1 million deduction limit of Section 162(m) of the Internal Revenue Code, and as a result may not be deductible by us for income tax purposes, because the Committee believes that doing so permits it to make compensation decisions that are consistent with the best interests of our shareholders.

54	2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Committee Interlocks and Insider Participation
As of December 31, 2025, the Committee was composed entirely of the following three independent Directors: Saedene K. Ota (Chair), Jason R. Fujimoto, and Robert K.W.H. Nobriga. None of the Committee members were or are current or former officers or employees of the Company. Relationships that members of the Committee have had and/or maintain with the Company are described in the “BOARD AND CORPORATE GOVERNANCE - Director Relationships” section.

55

EXECUTIVE COMPENSATION
The table below summarizes the total compensation earned by each of the NEOs for the fiscal years ended December 31, 2025, 2024 and 2023 to the extent such executives served as NEOs during such periods. The material terms of compensation of the NEOs are discussed above in the “Compensation and Discussion Analysis”.
Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value & Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Arnold D. Martines	2025	$703,308		$787,526		$1,154,010		$118,291	$2,763,135
Chairman, President,	2024	$663,462		$776,694		$634,500		$31,377	$2,106,033
Chief Executive Officer	2023	$628,846		$623,140		$444,500		$40,825	$1,737,311
David S. Morimoto	2025	$519,712		$400,114		$640,434		$58,469	$1,618,729
Vice Chairman	2024	$497,115		$476,033		$352,500		$42,428	$1,368,077
Chief Operating Officer	2023	$488,462		$360,639		$257,250		$40,454	$1,146,805
Ralph M. Mesick	2025	$400,662		$307,131		$491,610		$39,580	$1,238,983
Sr. Executive Vice President
Chief Risk Officer
Dayna N. Matsumoto	2025	$346,769		$183,916		$292,134		$21,151	$843,970
Executive Vice President
Chief Financial Officer
Kisan Jo	2025	$324,955	$86,160	$166,115		$177,377		$17,729	$772,336
Executive Vice President,	2024	$318,558		$160,347		$150,400		$15,625	$644,930
Retail, Wealth and	2023	$314,423		$154,541		$110,250		$19,648	$598,862
International Markets

(c)	For year 2025, this column represents actual salary earned at year-end 2025.
(d)	For year 2025, this column represents the portion of Mr. Jo’s annual incentive compensation during the time he did not serve as an Officer of the Company.
(e)
For year 2025, this column represents the value of PSUs and RSUs granted on February 18, 2025, under the Annual Long-Term Incentive (LTI) plan, based upon the applicable value of the number of shares subject to RSUs and the target number of shares subject to PSUs, which is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. With respect to PSUs, which comprise one-half (50%) of the grant, one-half of the PSUs (25% of the grant) vesting is subject to attainment of a threshold of 80% Board approved three-year average (2025, 2026, 2027) target Core Return on Tangible Common Equity (ROTCE), the other one-half of the PSUs (25% of the grant) vesting is subject to Total Shareholder Return relative to an industry peer group (rTSR) over a three-year period. If threshold is not achieved, all PSUs will be forfeited. If threshold is achieved, PSUs will cliff vest on February 15, 2028. For the 2025 RSUs and the 2025 PSUs based on ROTCE, the amount reported is the number of shares or target number of shares multiplied by the closing share price for our common stock of $29.69 on February 18, 2025. For the 2025 PSUs based on rTSR, the amount reported is the target number of shares multiplied by the per target share value of $31.61 determined for our financial reporting in accordance with FASB ASC Topic 718. Based on the stock closing price of $29.69 for the ROTCE PSUs at the time of grant and the per target share value of $31.61 for the rTSR PSUs, the value of the PSUs that the NEOs are eligible to receive at the maximum performance level is as follows: Arnold D. Martines – $800,024, David S. Morimoto – $406,478, Ralph M. Mesick – $312,017, Dayna N. Matsumoto – $186,842, Kisan Jo – $168,757. The remaining one-half (50%) portion of the grant is RSUs that time vest in equal annual installments over 3 years.

(g)
For year 2025, this column represents a Board-approved award under the Annual Incentive Compensation Plan for the NEOs. For Mr. Jo, the amount represents the Board-approved award for the eight months during which he served as an Officer of the Company in 2025.

56	2026 Proxy Statement

EXECUTIVE COMPENSATION
(i)
This column represents other compensation earned by the NEOs, including, but not limited to, 401(k) Company contributions, transportation services and club dues, as detailed below, for each NEO during 2025. The table below further details “All Other Compensation” reported in the Summary Compensation Table.

Name	401(k) Retirement Savings Plan	Other Compensation	Total All Other Compensation
Arnold D. Martines	$0	$118,291	$118,291
David S. Morimoto	$14,000	$44,469	$58,469
Ralph M. Mesick	$12,988	$26,592	$39,580
Dayna N. Matsumoto	$14,000	$7,151	$21,151
Kisan Jo	$7,493	$10,236	$17,729

1.
Other Compensation for Arnold D. Martines includes $10,000 matching contributions made to non-profit organizations in which Mr. Martines is a trustee and Mr. Martines’ spouse is president, $840 in parking fringe benefit, $10,600 in group life insurance fringe benefit, $84,337 in club dues, $11,625 in spouse travel, $147 in transportation services, and $742 in security services.

2.
Other Compensation for David S. Morimoto includes $840 in parking fringe benefit, $6,906 in group life insurance fringe benefit, $15,730 in club dues, $690 in spouse travel, and $20,303 in transportation services.

3.	Other Compensation for Ralph M. Mesick includes $840 in parking fringe benefit, $19,990 in group life insurance fringe benefit, $3,445 in club dues, and $2,317 in spouse travel.
4.	Other Compensation for Dayna N. Matsumoto includes $1,436 in group life insurance fringe benefit and $5,715 in club dues.
5.	Other Compensation for Kisan Jo includes $840 in parking fringe benefit, $1,941 in group life insurance fringe benefit, and $7,455 in club dues.

57

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards Table

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Type	Grant Date	Threshold	Target	Max	Threshold	Target	Max
			$	$	$	$#	#	#	#	#	$	$
(a)	(b)	(c )	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
Arnold D. Martines	Cash Incentive(1)		$357,500	$715,000	$1,430,000
	RSU(2)	2/18/2025							13,052			$387,514
	PSU(2)	2/18/2025				6,525	13,051	26,102				$400,012
David S. Morimoto	Cash Incentive(1)		$196,875	$393,750	$787,500
	RSU(2)	2/18/2025							6,631			$196,874
	PSU(2)	2/18/2025				3,315	6,631	13,262				$203,239
Ralph M. Mesick	Cash Incentive(1)		$151,125	$302,250	$604,500
	RSU(2)	2/18/2025							5,090			$151,122
	PSU(2)	2/18/2025				2,545	5,090	10,180				$156,009
Dayna N. Matsumoto	Cash Incentive(1)		$90,500	$181,000	$362,000
	RSU(2)	2/18/2025							3,048			$90,495
	PSU(2)	2/18/2025				1,524	3,048	6,096				$93,421
Kisan Jo	Cash Incentive(1)		$81,750	$163,500	$327,000
	RSU(2)	2/18/2025							2,753			$81,737
	PSU(2)	2/18/2025				1,376	2,753	5,506				$84,378

(1)	The funding of the Annual Incentive Compensation Plan is driven by three performance factors: 1.) Core Net Income 2.) Core Efficiency Ratio and 3.) Business Plan/Personal Goals.
•
Core Net Income comprises fifty percent (50%) of overall AIP payout. A minimum of eighty percent (80%) of budgeted Core Net Income must be achieved for AIP payout based on this performance measurement. At threshold, this portion of AIP payout is fifty percent (50%); thereafter, payout increases based on the level of Core Net Income achievement and capped at two hundred percent (200%) for performance at or above one hundred twenty percent (120%) of budgeted Core Net Income.

•
Core Efficiency Ratio comprises twenty percent (20%) of overall AIP payout. A minimum of +4.00% of target Core Efficiency Ratio must be achieved for AIP payout based on this performance measurement. At threshold, this portion of AIP payout is fifty percent (50%); thereafter, payout increases based on the level of Core Efficiency Ratio achievement and capped at two hundred percent (200%) for performance of -4.00% of target Core Efficiency Ratio or better.

•
Business Plan/Personal Goals comprise thirty percent (30%) of overall AIP payout. Minimum performance must be achieved for AIP payout based on this performance measurement. At threshold, this portion of AIP payout is fifty percent (50%); thereafter, payout increases based on the level of Business Plan/Personal Goals achievement and capped at two hundred percent (200%).

(e)
This column reflects the overall target annual cash incentive amounts. Individual target incentives were based on a percentage of salary. Based on 2025 Core Net Income, Core Efficiency Ratio and Business Plan/Personal Goals results (described in “Annual Incentive Compensation” above). The NEOs were paid between 161% and 163% of their target award amounts. Threshold (column (d)) and maximum (column (f)) amounts shown in the table are based on the overall threshold and maximum AIP payouts.

(2)	On February 18, 2025, the NEOs received a Board approved annual grant, with the following features:
•	One-half (50%) of the grant (column (j)) - RSUs time-vest evenly in annual installments over three years.
•
One-half (50%) of the grant - PSUs vest based on level of performance (columns (g), (h), (i)). 50% of the PSUs (based on target numbers of shares) vests on attainment of Board approved three-year average (2025, 2026 and 2027) ROTCE. Threshold performance is at 80% of target, at which 50% of target shares is earned and stretch opportunity for performance at or above 120% of target, at which a maximum 200% of target shares is earned. The other 50% of the PSUs vest based on TSR relative to peers for the performance period February 15, 2025 to February 15, 2028. Threshold performance is at the 25th percentile of peers, at which 50% of shares is earned and stretch opportunity for performance at or above the 75th percentile of peers, at which a maximum 200% of target shares is earned.

(c)
The normal grant date is February 15, or the next business day if February 15 falls on a holiday or weekend. In 2025, grants occurred on February 18 due to February 15 to February 17 being a holiday weekend.

(m)
This column represents the value of the ROTCE PSUs at target number of shares and the shares subject to RSUs at the closing share price of $29.69 on the grant date of February 18, 2025; and the rTSR PSUs at target number of shares at a per target share value of $31.61 determined as of February 18, 2025 for our financial reporting in accordance with FASB ASC Topic 718.

58	2026 Proxy Statement

EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End

		Stock Awards
Name		# of Shares/ Units of Stock Not Vested	Market Value of Shares/ Units Not Vested ($)	Equity IP: # of Unearned Shares, Units, or Other Rights Not Vested	Equity IP: Market or Payout Value of Unearned Shares, etc. Not Vested ($)
(a)		(g)	(h)	(i)	(j)
Arnold D. Martines	1	4,462	$139,036
	2			3,347	$104,293
	3			13,384	$417,045
	4	13,337	$415,581
	5			5,002	$155,862
	6			20,004	$623,325
	7	13,052	$406,700
	8			6,526	$203,350
	9			13,050	$406,638
David S. Morimoto	1	2,582	$80,455
	2			1,937	$60,357
	3			7,746	$241,365
	4	8,174	$254,702
	5			3,066	$95,537
	6			12,260	$382,022
	7	6,631	$206,622
	8			3,316	$103,327
	9			6,630	$206,591
Ralph M. Mesick	7	5,090	$158,604
	8			2,545	$79,302
	9			5,090	$158,604
Dayna N. Matsumoto	1	351	$10,937
	2			264	$8,226
	3			1,052	$32,780
	4	998	$31,098
	5			375	$11,685
	6			1,496	$46,615
	7	3,048	$94,976
	8			1,524	$47,488
	9			3,048	$94,976
Kisan Jo	1	1,107	$34,494
	2			830	$25,863
	3			3,318	$103,389
	4	2,753	$85,783
	5			1,033	$32,188
	6			4,130	$128,691
	7	2,753	$85,783
	8			1,377	$42,907
	9			2,752	$85,752

1.
On February 15, 2023, the Board approved a stock-based grant to the NEOs, of which 50% of the grant (RSUs) vests evenly over a three-year period on February 15 of each year. The number of shares indicated time vests in one remaining equal installment on February 15, 2026.

59

EXECUTIVE COMPENSATION
2.
Per “1” above, 50% of the remaining one-half (25%) of the grant (PSUs) cliff vests on February 15, 2026, subject to attainment of 80% (threshold) of Board approved 3-year (2023, 2024, 2025) average Return on Equity (ROE) target at which 50% of target shares is earned and a maximum opportunity at 120% of target attainment, at which 200% of target shares are earned. The number indicated represents shares at threshold due to the performance metric trending below threshold.

3.
Per “1” above, 50% of the remaining one-half (25%) of the grant (PSUs) cliff vests on February 15, 2026 based on Total Shareholder Return (TSR) relative to peers for the performance measurement period of February 15, 2023 to February 15, 2026. TSR threshold is at the 25th percentile of peers, at which 50% of target shares is earned and maximum at the 75th percentile of peers at which the maximum 200% of target shares is earned. The number indicated represents shares at maximum due to the performance metric trending between target and maximum.

4.
On February 15, 2024, the Board approved a stock-based grant to the NEOs, of which 50% of the grant (RSUs) vests evenly over a three-year period on February 15 of each year. The number of shares indicated time vests in two remaining equal installments on February 15, 2026 and February 15, 2027.

5.
Per “4” above, 50% of the remaining one-half (25%) of the grant (PSUs) cliff vests on February 15, 2027, subject to attainment of 80% (threshold) of Board approved 3-year (2024, 2025, 2026) average Return on Equity (ROE) target at which 50% of target shares is earned and a maximum opportunity at 120% of target attainment, at which 200% of target shares are earned. The number indicated represents shares at threshold due to the performance metric trending below threshold.

6.
Per “4” above, 50% of the remaining one-half (25%) of the grant (PSUs) cliff vests on February 15, 2027 based on Total Shareholder Return (TSR) relative to peers for the performance measurement period of February 15, 2024 to February 15, 2027. TSR threshold is at the 25th percentile of peers, at which 50% of target shares is earned and maximum at the 75th percentile of peers at which the maximum 200% of target shares is earned. The number indicated represents shares at maximum due to the performance metric trending between target and maximum.

7.
On February 18, 2025, the Board approved a stock-based grant to the NEOs, of which 50% of the grant (RSUs) vests evenly over a three-year period on February 15 of each year. The number of shares indicated time vests in three equal installments on February 15, 2026, February 15, 2027, and February 15, 2028.

8.
Per “7” above, 50% of the remaining one-half (25%) of the grant (PSUs) cliff vests on February 15, 2028, subject to attainment of 80% (threshold) of Board approved 3-year (2025, 2026, 2027) average Core Return on Tangible Common Equity (ROTCE) target at which 50% of target shares is earned and a maximum opportunity at 120% of target attainment, at which 200% of target shares are earned. The number indicated represents shares at target due to the performance metric trending at target.

9.
Per “7” above, 50% of the remaining one-half (25%) of the grant (PSUs) cliff vests on February 15, 2028 based on Total Shareholder Return (TSR) relative to peers for the performance measurement period of February 15, 2025 to February 15, 2028. TSR threshold is at the 25th percentile of peers, at which 50% of target shares is earned and maximum at the 75th percentile of peers at which the maximum 200% of target shares is earned. The number indicated represents shares at maximum due to the performance metric trending between target and maximum.

(h) and (j)	These columns represent the value of the numbers of shares listed in columns (g) and (i), respectively, based on the closing share price of $31.16 on December 31, 2025.
Options Exercised and Stock Vested
None of the NEOs held or exercised options in 2025. Noted below are the aggregate number of shares of Company Common Stock received pursuant to RSUs and PSUs that vested for the NEOs in 2025 and the value of such shares on the respective vesting dates.

	Stock Awards
Executive Name	# of Shares Acquired on Vesting	Value Realized on Vesting
Arnold D. Martines	18,858	$559,894
David S. Morimoto	13,504	$400,934
Ralph M. Mesick	0	$0
Dayna N. Matsumoto	851	$25,266
Kisan Jo	6,205	$184,226

60	2026 Proxy Statement

EXECUTIVE COMPENSATION
Non-Qualified Deferred Compensation
The Bank maintains a non-qualified deferred compensation plan that allows employees (including the NEOs) with an annual base salary of $150,000 or greater to defer up to 80% of base salary and/or 100% of annual bonuses and commissions earned for a specified year on a pre-tax basis. The plan does not feature any matching or other contributions from the Company.
A participant is always 100% vested in his or her deferred amounts. Deferred amounts under the Central Pacific Bank Deferred Compensation Plan are subject to adjustment for increase or decrease in value based on hypothetical investment in one or more of the available investment measurement funds chosen by the participant. If a participant experiences a separation from service (other than for death), the participant is eligible to receive his or her vested balance in either a lump sum or annual installments, over a period not to exceed 15 years, as elected by the participant. In the event of separation of service due to death, the participant’s beneficiary receives the participant’s vested balance in a lump sum payment.
The Bank’s obligations with respect to the deferred amounts under the Central Pacific Bank Deferred Compensation Plan are payable from its general assets. The assets are at all times subject to the claims of the Company’s general creditors.
Set forth below is information regarding the amount deferred by or for the benefit of David S. Morimoto in 2025. The other NEOs have not elected to participate in the Deferred Compensation Plan.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
(a)	(b)	(c)	(d)	(e)	(f)
David S. Morimoto	$103,942	$0	$101,124	$0	$758,988

(b)	The amounts reported in this column were reported as compensation in the last completed fiscal year (2025) in the Summary Compensation Table above.
(d)	The amounts reported in this column did not include any above-market or preferential earnings and were not reported as compensation in the Summary Compensation Table above.
(f)	Of the amounts reported in this column, $446,567 was previously reported as compensation in the registrant’s Summary Compensation Table for previous years.
The table below shows the funds available under the Central Pacific Bank Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2025, as reported by the administrator of the Plan.

Fund Name	2025 Rate of Return
Fidelity VIP Government Money Market Portfolio: Initial Class	4.13%
Macquarie VIP High Income Series	7.17%
Vanguard Variable Insurance Funds - Real Estate Index Portfolio	3.11%
Vanguard VIF Balanced Portfolio	16.46%
Vanguard VIF Capital Growth Port	28.98%
Vanguard VIF Diversified Value Portfolio	16.83%
Vanguard VIF Equity Income Portfolio	16.80%
Vanguard VIF Equity Index Portfolio	17.70%
Vanguard VIF Growth Portfolio	16.89%
Vanguard VIF International Portfolio	19.97%
Vanguard VIF Mid Cap Index Portfolio	11.54%
Vanguard VIF Short Term Investment-Grade Portfolio	6.85%
Vanguard VIF Small Company Growth Portfolio	6.11%
Vanguard VIF Total Bond Market Index Portfolio	6.94%
Vanguard VIF Total Stock Market Index Portfolio	16.93%

61

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The narrative and tables below summarize the estimated amounts payable to each NEO under various scenarios, assuming the events had occurred on December 31, 2025. The Company does not currently maintain employment agreements with any of the NEOs that provide for termination-related compensation. In addition, none of the NEOs were eligible to receive any payments at, following, or in connection with any termination or change-in-control of the Company beyond those available generally to all salaried employees.
Payments Upon Termination
None of the NEOs is covered under an employment agreement or any other agreement that provides for any additional payments or benefits beyond those generally available to other employees if their employment is terminated by the Company or they terminate their employment for any reason, assuming a change-in-control has not occurred.
Potential Payments Upon Change-in-Control
As of December 31, 2025, each of the NEOs held unvested RSUs and PSUs, granted under the Company’s 2013 and 2023 Stock Compensation Plans. Under these plans, if a change-in-control occurs, the vesting of all outstanding equity awards will accelerate only for a NEO whose employment also is terminated in connection with the change-in-control, either by the Company without cause or by the NEO for good reason. For PSUs, the accelerated vesting is for the target number of shares under the award.
The table below shows the amounts that each NEO would be entitled to receive upon a change-in-control occurring as of December 31, 2025, assuming: 1) a change-in-control occurs without an associated termination of employment and 2) employment is terminated in connection with a change-in-control. These values represent amounts beyond what each NEO would receive upon voluntary termination of employment as of December 31, 2025.

	Accelerated Vesting of Equity Awards(1)
	Change-in-Control	Change-in-Control with Associated Termination of Employment
Arnold D. Martines	—	$2,408,419
David S. Morimoto	—	$1,371,819
Ralph M. Mesick	—	$317,209
Dayna N. Matsumoto	—	$311,444
Kisan Jo	—	$523,955

(1)
Each of the NEOs shown here held unvested equity awards as of December 31, 2025. The values shown reflect the intrinsic value of accelerated vesting of unvested RSUs and unvested PSUs (at target), based on the Company’s closing stock price on December 31, 2025 of $31.16 per share.

Payments Upon Death or Disability
Upon death or disability, each officer (or the officer’s estate) will receive benefits under the Company’s disability plan or payments under the life insurance plan, as appropriate. These benefits are generally available to all employees of the Company. Aside from these payments, upon death or disability as of December 31, 2025, none of the NEOs would receive accelerated vesting of outstanding equity or any additional payments above what they would otherwise be entitled to receive upon any other termination of employment.

62	2026 Proxy Statement

CEO PAY RATIO DISCLOSURE
As required by Item 402(u) of Regulation S-K, for 2025, the ratio between our CEO’s total compensation and the total compensation of our median employee was 36.1 to 1. Total compensation for our median employee includes base salary, cash bonus and incentive pay, Company matching contributions to the Central Pacific Bank 401(k) Retirement Savings Plan, and other compensation (i.e., group life insurance imputed income value). Total compensation for Mr. Martines includes base salary, restricted stock grants, non-equity incentive compensation, and other compensation, which includes the Company matching contributions described above.
For 2025, our median employee’s annual total compensation was $76,473. The annual total compensation of Mr. Martines, our CEO, was $2,763,135.
For 2025, we identified a new median employee. We completed the following steps to identify our median employee as of December 31, 2025:
1.
As of December 31, 2025, our employee population consisted of approximately 750 individuals, including any full-time, part-time, temporary, or seasonal employees employed, and not on leave of absence, on that date.

2.	To identify the median employee, we used wages from our payroll records for fiscal 2025, excluding our CEO. No full-time equivalent adjustments were made for part-time employees.
3.	We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.
Then, to determine the annual total compensation of our median employee for 2025, we added together all of the elements of such employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $76,473.
With respect to the annual total compensation of our CEO for 2025, we used the amount reported in the “Total” column of the Summary Compensation Table.

63

PAY VERSUS PERFORMANCE (PVP)
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid to our Principal Executive Officer (PEO), and other Named Executive Officers (NEOs) and certain financial performance metrics of the Company using a methodology that has been prescribed by the SEC.

Fiscal Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for non-PEO NEOs	Average Compensation Actually Paid to non-PEO NEOs	Value of Initial Fixed $100 Investment Based on:			Company Selected Measure
					Total Shareholder Return	Peer Group Total Shareholder Return	Net Income ($ in millions)	Return on Equity
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$2,763,135	$3,373,555	$1,118,505	$1,267,314	$205	$126	$77.5	13.6%
2024	$2,106,033	$2,659,093	$821,723	$1,022,289	$184	$124	$53.4	10.3%
2023	$1,737,311	$1,585,929	$721,171	$671,461	$119	$111	$58.7	12.4%
2022	$2,777,600	$1,397,507	$1,443,519	$1,007,177	$116	$115	$73.9	15.5%
2021	$3,488,108	$4,857,872	$1,441,406	$1,660,091	$154	$131	$79.9	14.4%

The following amounts were deducted from / added to Summary Compensation Table (SCT) total compensation in accordance with the SEC-mandated adjustments to calculate Compensation Actually Paid (CAP) to our principal executive officer (PEO) and average CAP to our non-PEO NEOs. The fair value of stock awards was determined using methodologies and assumptions developed in a manner substantively consistent with those used to determine the grant date fair value of such awards.
PEO SCT Total to CAP Reconciliation for 2025

Fiscal Year	2025
SCT Total	$2,763,135
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	($787,526)
+ Fair Value at Fiscal Year-End of Outstanding Unvested Stock Awards Granted in Fiscal Year	$909,028
± Change in Fair Value of Outstanding Unvested Stock Awards Granted in Prior Fiscal Years	$503,132
± Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($14,214)
Compensation Actually Paid	$3,373,555

Non-PEO NEO Average SCT Total to Average CAP Reconciliation for 2025

Fiscal Year	2025
Average SCT Total	$1,118,505
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	($264,319)
+ Fair Value at Fiscal Year-End of Outstanding Unvested Stock Awards Granted in Fiscal Year	$305,101
± Change in Fair Value of Outstanding Unvested Stock Awards Granted in Prior Fiscal Years	$112,766
± Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($4,738)
Average Compensation Actually Paid	$1,267,314

1.	No Option Awards were granted or outstanding during any of such Fiscal Years.
2.	The PEO reflected in columns (b) and (c) are the following individuals: Paul K. Yonamine (2021-2022) and Arnold D. Martines (2023-2025).
3.	The non-PEO named executive officers reflected in columns (d) and (e) include the following individuals: A. Catherine Ngo
(2021-2022), Arnold D. Martines (2021-2022), Kevin Dahlstrom (2021), David S. Morimoto (2021-2025), Anna M. Hu (2023-2024), Kisan Jo (2023-2025), Diane W. Murakami (2023-2024), Dayna Matsumoto (2025), and Ralph Mesick (2025).
4.	The Peer Group for which Total Shareholder Return is provided in column (g) is the S&P Small Cap 600 Commercial Bank Index.

64	2026 Proxy Statement

PAY VERSUS PERFORMANCE (PVP)
Charts of Cap Versus Performance Metrics
The chart below illustrates the relationship between the PEO and other NEOs’ CAP amounts and the Company’s TSR during the period 2021-2025. This relationship reflects the Company’s use of equity incentives, which are tied directly to stock price, in addition to the Company’s financial performance.

PAY VERSUS PERFORMANCE (PVP)
The charts below illustrate the relationship between the PEO and other NEOs’ CAP amounts and the Company’s Net Income and Return on Equity during the period 2021-2025. This relationship reflects the Company’s use of short- and long-term incentive plan measures which reflect the financial performance of the Company, as well as the impact of financial performance on the value of stock-based compensation awarded to the PEO and other NEOs.

Chart of Company TSR Versus Peer Group TSR
The chart below compares the cumulative total stockholder return on the Company’s common stock, based on the market price of the common stock and assuming reinvestment of dividends, with the Standard and Poor’s (“S&P”) SmallCap 600 Commercial Bank Index for the period commencing December 31, 2020 and ending December 31, 2025. The graph assumes the investment of $100 on December 31, 2020.

65

PAY VERSUS PERFORMANCE (PVP)

Most Important Performance Measures
The five items listed below represent the most important performance metrics we used to relate CAP for FY2025 to the Company’s financial performance as further described in our Compensation Discussion and Analysis (CD&A) within the sections titled “Annual Incentive Compensation” and “Long-Term Incentives.”

Most Important Performance Measures
• Net Income
• Efficiency Ratio
• Return on Assets
• Return on Equity
• Core Return on Tangible Common Equity
• Relative Total Shareholder Return

66	2026 Proxy Statement

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS
PROPOSAL 1
ELECTION OF DIRECTORS
The Board recommends the election of the 10 nominees listed below as directors, to serve a one-year term expiring at the 2027 Annual Meeting of Shareholders and until their respective successors are elected or until their earlier death, resignation, retirement, disqualification, or removal from office.
Earl E. Fry
Jason R. Fujimoto
Jonathan B. Kindred
Paul J. Kosasa
Christopher T. Lutes
Arnold D. Martines
Robert K.W.H. Nobriga
Saedene K. Ota
Diane S.L. Paloma
Crystal K. Rose
For more information regarding the background of each of the nominees for director, see the section titled “DIRECTOR BACKGROUND AND EXPERIENCE – DIRECTORS’ INFORMATION.” The persons named as “proxy” in the voting instructions or form of proxy provided with these materials will vote the shares represented by all validly returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Meeting any of the nominees named above should be unable to serve, the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board.
The election of directors requires a plurality of the votes cast “FOR” the election of the directors by the shares entitled to vote in the election at a meeting at which a quorum is present. Accordingly, the 10 directorships to be filled at the meeting will be filled by the 10 nominees receiving the highest number of “FOR” votes.

Proposal 1. ELECTION OF DIRECTORS
Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL 10 NOMINEES.

67

PROPOSAL 2
ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION
The Company is required to submit to shareholders a separate non-binding shareholder vote to approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC (which includes the Compensation Discussion and Analysis, the compensation tables and any related material).
This proposal, commonly known as a “Say-On-Pay” proposal, permits shareholders to endorse or not endorse the Company’s executive compensation program through the following resolution:
“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
Because the shareholders’ vote is advisory, it will not be binding on the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Meeting will be required for passage of this proposal.
Currently the Say-On-Pay vote, as determined by the Board following a shareholder advisory vote at the 2023 Annual Meeting of Shareholders, is to be held annually. The next scheduled Say-On-Pay vote after the Meeting will occur at the 2027 Annual Meeting of Shareholders.

Proposal 2. ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION
Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL

68	2026 Proxy Statement

PROPOSAL 3
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Crowe LLP audited the Company’s financial statements for the fiscal year ended December 31, 2025, and has audited the Company’s financial statements since 2018. Representatives of Crowe LLP are expected to attend the Meeting. The representatives are expected to be available to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.
The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm. An annual evaluation is performed to assess the appropriateness of engaging Crowe LLP as the Company’s independent auditors, the Audit Committee considers several factors including, but not limited to: (i) Crowe LLP’s relevant technical, institutional, and industry expertise; (ii) the quality of Crowe LLP’s communications with the Audit Committee and management; (iii) Crowe LLP’s independence, including the consideration of any non-audit services provided by Crowe LLP and their impact on independence; (iv) the quality of the services provided by Crowe LLP; (v) external data on audit quality and performance, including recent PCAOB reports on Crowe LLP; (vi) the reasonableness of Crowe LLP’s fees; and (vii) Crowe LLP’s tenure as independent auditors, including the benefits of a longer tenure, which include:
•
Enhanced Audit Quality - Crowe LLP has gained institutional knowledge and expertise regarding our business operations, accounting policies and practices, and internal controls over financial reporting.

•
Efficiencies in Planning and Fees - Crowe LLP’s understanding of our business and control framework allows it to design effective audit plans that cover key risk areas while capturing cost efficiencies.

•	Continuity - Onboarding a new auditor requires significant internal resources and time to familiarize a new auditor to our business and control framework.
In their oversight of the independent auditors, the Committee periodically holds private sessions with Crowe, LLP to discuss the scope of their audit and any problems or difficulties they may have encountered in the performance of their audit.
The Audit Committee also oversees the selection and approval of our independent auditor’s lead engagement partner at the five-year mandatory rotation period which last occurred in 2023. Upon conclusion of the Company’s evaluation of three candidates, the Audit Committee selected the new lead engagement partner for Crowe, LLP which began in 2023.
Audit Fees. The aggregate fees billed to the Company by Crowe LLP with respect to services performed for the fiscal years ended December 31, 2025 and 2024 are as follows:

	2025	2024
Audit Fees(1)	$1,150,000	$1,100,000
Audit Related Fees(2)	$63,000	$58,000
Tax Fees	—	—
All Other Fees(3)	$36,000	$31,000
Total	$1,249,000	$1,189,000

(1)
Audit fees consisted of fees billed by Crowe LLP for professional services rendered for the audit of the Company’s consolidated financial statements, reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, and the audit of the Company’s internal control over financial reporting. The audit fees also relate to services such as consents.

(2)	Audit related fees consisted of fees billed by Crowe LLP for audits of certain employee benefit plans and mortgage banking activities.
(3)	All other fees, consisted of fees billed by Crowe LLP for permissible, preapproved advisory services related to certain SEC filings and technical accounting consultations.
Pre-approval Policies and Procedures. The Audit Committee of the Board established a policy in 2003 to pre-approve all services provided by the Company’s independent registered public accounting firm. Each service to be provided by the Company’s independent registered public accounting firm is presented for pre-approval at the Audit Committee’s regular meeting or presented to the Chair of the Audit Committee for pre-approval under delegated authority and presented to the Audit Committee at their next regular meeting. All engagements of Crowe LLP that commenced during 2018 and since then have been pre-approved in accordance with the pre-approval policy.
The Audit Committee considers whether the provision of audit-related services, tax services, and all other services, as applicable, is compatible with maintaining the independence of Crowe LLP.

69

PROPOSAL 3
Recommendation
Our Company is submitting our appointment of Crowe LLP as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, for ratification by our shareholders. The affirmative vote of the holders of at least a majority of the shares of Common Stock represented and voting at the Meeting will be required for passage of this proposal. If the appointment of Crowe LLP is not ratified, our Audit Committee will reconsider the appointment. However, even if the appointment of Crowe is ratified, our Audit Committee may still appoint new independent accountants at any time during the year if it believes that such a change would be in the best interests of the Company and our shareholders.

Proposal 3. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

70	2026 Proxy Statement

PROPOSALS OF SHAREHOLDERS
Shareholder proposals intended to be considered for inclusion in the Company’s Proxy Statement and voted on at the Company’s regularly scheduled 2027 Annual Meeting of Shareholders must be received at the Company’s executive offices at 220 South King Street, Honolulu, Hawaii 96813, Attention: Corporate Secretary, by no later than 120 calendar days before the first anniversary date of the release of this Proxy Statement, (i.e. by no later than November 6, 2026) pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended; provided, however, that if the date for next year’s annual meeting is changed by more than 30 days from the anniversary date of the Meeting, then such proposal must be received by the Company at its executive offices at a reasonable time before the Company begins to print and send its proxy materials for next year’s annual meeting. Applicable SEC rules and regulations and the Company’s Bylaws and Hawaii law govern the submission of shareholder proposals and the Company’s consideration of them for inclusion in next year’s proxy statement and form of proxy. For information about nominating directors, see “Director Selection and Nomination Process—Shareholder Nominees” above.
The Company’s Bylaws contain procedures that shareholders must follow to present business at a meeting of shareholders (including nomination of directors) regardless of whether they are submitted for inclusion in the Company’s proxy materials. The Company’s Bylaws are available with the Company’s public reports at www.sec.gov. In addition, a shareholder may obtain a copy of these procedures from the Company’s Corporate Secretary.
In addition to other applicable requirements, for business to be properly brought before the 2027 Annual Meeting of Shareholders, a shareholder must give notice of the matter to be presented at the meeting in a proper written form to the Company’s Corporate Secretary. The Corporate Secretary must receive this written notice at the principal executive offices of the Company not less than 90 calendar days nor more than 120 calendar days prior to the anniversary date of the preceding year’s annual meeting (such anniversary date, April 30, 2027); provided, however, if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 60 days after such anniversary date, the shareholder’s notice must be given in the manner provided in the Bylaws by the later of (i) the close of business on the date 90 days prior to the meeting date or (ii) the tenth day following the date the meeting is first publicly announced or disclosed. Shareholder proposals not made in accordance with these requirements may be disregarded by the chairperson of the meeting. In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 1, 2027 and otherwise comply with the requirements set forth in such rule.

71

OTHER BUSINESS
The Board knows of no other business that will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the form of proxy to vote the shares represented thereby on such matters in accordance with the recommendation of the Board or, if no recommendation is given, in their own discretion.

Dated: March 6, 2026	CENTRAL PACIFIC FINANCIAL CORP.
Glenn K.C. Ching Executive Vice President, Chief Legal Officer Corporate Secretary

72	2026 Proxy Statement

SCAN TO
VIEW MATERIALS & VOTE

CENTRAL PACIFIC FINANCIAL CORP.
220 SOUTH KING ST. 22ND FLOOR
HONOLULU, HI 96813
ATTN: GLENN CHING

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CPF2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V83745-P42642 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CENTRAL PACIFIC FINANCIAL CORP.

REVOCABLE PROXY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Earl E. Fry
02) Jason R. Fujimoto
03) Jonathan B. Kindred
04) Paul J. Kosasa
05) Christopher T. Lutes
06) Arnold D. Martines
07) Robert K. W. H. Nobriga
08) Saedene K. Ota
09) Diane S. L. Paloma
10) Crystal K. Rose

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. To approve, on a non-binding advisory basis, the compensation of the company's named executive officers ("Say-On-Pay").	☐	☐	☐
3. To ratify the appointment of Crowe LLP as the company's independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Annual Meeting of Shareholders

Thursday, April 30, 2026

11:00 a.m. Hawaii Time

V83746-P42642

CENTRAL PACIFIC FINANCIAL CORP.

ANNUAL MEETING OF SHAREHOLDERS APRIL 30, 2026

THIS REVOCABLE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR USE AT THE ANNUAL MEETING ON APRIL 30, 2026.

The shares of stock held in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted "FOR" the election of the Board's nominees for director and "FOR" proposals 2 and 3. By signing the proxy, you revoke all prior proxies and appoint Glenn Ching and Sara Coes, each alone with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments or postponements thereof.

For those participants in the Central Pacific Bank 401(k) Retirement Savings Plan (the "Plan"), you hereby direct the Vanguard Fiduciary Trust Company (the "Trustee"), as Trustee of the Plan, to vote at the Annual Meeting of Shareholders of Central Pacific Financial Corp. (the "Company") as indicated on the reverse side of this card, all shares allocated to your account in the Plan. The Trustee will vote these shares as you direct. If you do not vote or if your card is not received by the deadline below or if your card is received but the voting instructions are invalid, then the Trustee will vote the shares held in the Plan in the same proportion as votes received from other participants in the Plan.

This voting instruction card is furnished in connection with the solicitation of proxies by the Board of Directors of the Company. This card must be returned by 11:59 P.M. Eastern Time on April 29, 2026, or, for Plan participants, by 11:59 P.M. Eastern Time on April 27, 2026 for your voting instructions to be honored.

The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE